Exhibit No. (10)j

ARTICLE I

NAME, PURPOSE AND EFFECTIVE DATE OF PLAN

The Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “Plan”) is adopted January 1, 2010 by Kimberly-Clark Corporation. The Plan’s purpose is to supplement in part the retirement income which eligible Employees may be entitled to receive under the Federal Social Security Act and promote the interests of the Corporation and its stockholders by encouraging Eligible Employees to arrange for personal investment programs which, depending upon the success of the Corporation, will be augmented by Company Match Safe Harbor Contributions and Profit Sharing Contributions. It provides each Eligible Employee with an opportunity to become a stockholder of the Corporation. The K-C Stock Fund portion of the Plan is intended to be an employee stock ownership plan, as defined in section 4975 of the Code, and is designed to invest primarily in qualifying employer securities, as defined in Code section 409(l). The Plan contains within it a cash or deferred arrangement under section 401(k) of the Code and a qualified Roth contribution program under section 402A of the Code. The Plan is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Plan is also intended to comply with the designed-based “safe harbor” requirements prescribed in section 401(k)(13) and section 401(m)(12) of the Code.

The Plan contains assets of Participants who were formerly Participants in the Kimberly-Clark Corporation Incentive Investment Plan and Kimberly-Clark Corporation Retirement Contribution Plan and whose Contributions from the Kimberly-Clark Corporation Incentive Investment Plan and Kimberly-Clark Corporation Retirement Contribution Plan were transferred into the Plan effective January 4, 2010.

Effective March 21, 2015, the Plan reflects the merger of the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan (the “401(k) & RCP”) into the Plan. The Plan contains assets of Participants who were formerly Participants in the 401(k) & RCP and whose Contributions from the 401(k) & RCP were transferred into the Plan effective March 21, 2015.

This document is effective January 1, 2010.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1Definitions. When the following words and phrases appear in this Plan, they shall have the respective meanings set forth below unless the context clearly indicates otherwise:

(a)401(k): Code Section 401(k) which allows Participants to make a cash or deferred election through which Pre-Tax Contributions are made to the Plan.

(b)Accounts: The accounts under the Plan to be maintained for each Participant as provided in Section 6.2.

(c)Actual Contribution Percentage: A percentage which, for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of:

(i)the amount of After-Tax Contributions remitted to the Trustee on behalf of each Eligible Employee for such Plan Year under Section 2.1(e)(i) to

(ii)the Eligible Employee’s Total Compensation for such Plan Year.

The Committee may elect, to the extent permitted by Treasury Regulations, to take into account Company Match Safe Harbor Contributions in computing the Actual Contribution Percentage.
(d)Affiliated Employer: An Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to Code section 414(o).

(e)After-Tax Contributions: Contributions made by Participants on an after-tax basis, which include:

(i)Contributions made by Participants under subsection 3.3(c) on an after-tax basis; or

(ii)Employee contributions, as defined in Code section 401(m) and the regulations thereunder, contributed prior to April 1, 1990 on account of which a Company Matching Contribution on behalf of a Participant who was employed prior to April 1, 1989; or

(iii) After-Tax Rollover Contributions: After-Tax contributions made by a Participant to an Eligible Retirement Plan which is accepted by the Plan as a direct rollover under Section 402(c) of the Code and that satisfy the requirements of Section 401(a)(31) for treatment as a rollover.

(iv)After-Tax Rollover Account: An Account consisting of After-Tax Rollover Contributions of the Participant

(f)All Cash Distribution: As defined in subsection 7.3(c).

(g)All Stock Distribution: As defined in subsection 7.3(a).

(h)Beneficiary: The person or persons last designated on Timely Notice by a Participant, provided the named person survives the Participant. If no such person is validly designated as provided under subsection 7.5(a), or if the designated person predeceases the Participant, the Beneficiary shall be the Participant’s spouse, if living, and if not, the Participant’s estate. For purposes of Section 7.7, the Beneficiary shall be considered the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1 Q&A-4 of the regulations. On January 1, 2010, the Beneficiary under the Plan will be the beneficiary designations in the former Kimberly-Clark Corporation Incentive Investment Plan unless the Participant only participated in the former Kimberly-Clark Corporation Retirement Contribution Plan which then the beneficiary designations under the former Kimberly-Clark Corporation Retirement Contribution Plan will apply.

(i)Board: The Board of Directors of the Corporation.

(j)Bond Index Fund: An Investment Fund that primarily invests in U.S. government and investment grade corporate bonds, and asset backed and mortgage backed securities. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a U.S. broad market bond index.
(k)Business Day: Any day on which securities are traded on the New York Stock Exchange.

(l)Code: The Internal Revenue Code of 1986, as amended from time to time.

(m)Commissioner: The Commissioner of the Internal Revenue Service.

(n)Committee: The committee appointed to administer and regulate the Plan as provided in Article IX.

(o)Company Matching Contributions: Contributions consisting of non-safe harbor company matching contributions made with respect to Plan Years beginning on or before December 31, 2009 and transferred to the Plan from the Kimberly-Clark Corporation Incentive Investment Plan effective January 4, 2010 and the earnings (or losses) attributable to them.

(p)Company Matching Account: An Account consisting of Company Matching Contributions of the Participant.

(q)Company Match Safe Harbor Account: An Account consisting of Company Match Safe Harbor Contributions of the Participant.

(r)Company Match Safe Harbor Contributions: Amounts contributed under the Plan by the Employer and allocated to Participant’s Company Match Safe Harbor Account as provided in Article IV.

(s)Compensation:

(A)Compensation includes amounts actually paid or made available to a Participant (regardless of whether he was such during the entire Plan Year);

(1)as wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment with the company including but not limited to commissions, compensation for services on the basis of a percentage of profits and bonuses;

(2)for purposes of (i) above, earned income from sources outside the United States (as defined in Code section 911(b)); whether or not excludable from gross income under Code section 911 or deductible under Code section 913;

(3)amounts described in Code sections 104(a)(3), 105(a) and 105(h) but only to the extent that these amounts are includable in the gross income of the Participant;

(4)amounts paid or reimbursed by the company for moving expenses incurred by the Participant, but only to the extent that these amounts are not deductible by the Participant under Code section 217;

(5)value of a nonqualified stock option granted to the Participant, but only to the extent that the value of the option is includable in the gross income of the Participant in the taxable year in which granted;

(6)the amount includable in the gross income of a Participant upon making the election described in Code section 83(b).

(B) excludes -

(1)contributions made by the company to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed and any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed; provided however, any amounts received by a Participant pursuant to an unfunded nonqualified plan shall be considered as Compensation in the year such amounts are includable in the gross income of the Participant;

(2)amounts realized from the exercise of a nonqualified stock option, or recognized when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Code section 83 and the regulations thereunder;

(3)amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(4)other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant); and

(5)Compensation in excess of the limit set forth in Section 11.12.

In lieu of the above definition of “Compensation,” the following alternative definitions of “Compensation” in (A) or (B) below may be applied with respect to a Plan Year, as determined by the Committee in its discretion:

(A)Wages within the meaning of section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under section 6041(d), 6051(a)(3), and 6052 of the Code, but excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code, and determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

(B)Wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding at the source) of the Participant but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

“Compensation" hereunder includes amounts contributed or deferred by the Employer on behalf of the Employee under Code sections 125 or 401(k).

The definition of Compensation in Section 12.1 includes payments made by the later of 2 ½ months after severance from employment, or the end of the limitation year that includes the date of severance from employment, if, absent a severance from employment, such payments would have been paid to the Employee while the Employee continued in employment with the Employer, and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation.

(t)Contributions: Amounts deposited under the Plan by or on behalf of Participants including Pre-Tax Contributions, After-Tax Contributions and Roth 401(k) Contributions as provided in Article III.

(u)Core Investment Funds: The Investment Funds of the Plan other than the Self-Directed Brokerage Account.
(v)Corporation: Kimberly-Clark Corporation (a Delaware corporation).

(w)Corporation Stock: The common stock of the Corporation.

(x)Current Market Value: The fair market value on any day as determined by the Trustee in accordance with generally accepted valuation principles applied on a consistent basis.

(y)Day of Service: An Employee shall be credited with a Day of Service for each calendar day commencing with the date on which the Employee first performs an Hour of Service until the Employee’s Severance from Service Date. If an Employee quits, is discharged, retires, or dies, and such Employee does not incur a One-Year Period of Severance, the Employee shall be credited with a Day of Service for each calendar day elapsed from the Employee’s Severance from Service Date to the date on which the Employee again completes an Hour of Service.

(z)Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection 7.7(b). The required minimum distributions for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(aa)Eligible Earnings: An amount as determined by the Employer which is that portion of an Eligible Employee’s Total Compensation from an Employer which consists of wages,

overtime, shift differential, and certain bonuses, (Free Day, MAAP, AIP, Merit Lump Sum, Mill Incentive, Vacancy Pay, Fire Brigade, Sales Incentives, lump sum in lieu of wage increase) while a Participant. Eligible Earnings shall be determined before Pre-Tax Contributions pursuant to Code sections 125 or 132(f)(4) are deducted. Notwithstanding the foregoing, the amount of any Eligible Employee’s compensation which is taken into account for purposes of determining such Eligible Employee’s Eligible Earnings under the Plan shall not exceed the limit set forth in Section 11.12.

Notwithstanding any provision of the Plan to the contrary, Eligible Earnings shall include any military differential paid to the Participant by the Employer with respect to any period of active military service in the uniformed services of the United States.

(bb)Eligible Employee: Any person who is in the employ of an Employer during such periods as he meets all of the following conditions:

(i)he is an Employee on the regular payroll of an Employer; and

(ii)he is in a Participating Unit.
For purposes of this subsection, “on the regular payroll of an Employer” shall mean paid through the payroll department of such Employer, and shall exclude employees classified or reclassified by an Employer as intermittent or temporary employees, and persons classified by an Employer as independent contractors, regardless of how such Employees may be classified or reclassified by any federal, state, or local, domestic or foreign, governmental agency or instrumentality thereof, or court.
A leased employee shall not be considered an Eligible Employee under the Plan. For purposes of the preceding sentence, the term “leased employee” means any person (other than an employee of recipient) who pursuant to an agreement between the recipient and any other person (a “leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient. In addition, a person who formerly was an Eligible Employee shall be treated as an Eligible Employee for all purposes hereunder during such periods as he meets all of the following conditions:

(i)he is an Employee on the regular payroll of an Employer, and

(ii)he is on temporary assignment to provide services for a corporation, hereinafter referred to as the “Affiliate,” which is a member of a controlled group of corporations, within the meaning of Code section 414(b) as modified by Code section 415(h), of which the Corporation is a member, and which is not an Employer hereunder.

(cc)Eligible Retirement Plan: A qualified plan under Code section 401(a), including a 401(k) plan, defined benefit pension plan, profit sharing or thrift plan, SIMPLE 401(k) plan, stock bonus plan and employee stock ownership plan, an individual retirement account under Code section 408(a), an individual retirement annuity under Code section 408(b), a tax-sheltered annuity under Code section 403(b), an annuity plan under section 403(a) of the Code, and an eligible deferred compensation plan under section 457(b) of the Code which is maintained by an employer described in Code section 457(e)(1)(A) and which agrees to separately account for amounts transferred into such plan from this plan.

(dd)Employee: A person employed by an Employer.

(ee)Employee Accounts: Those Accounts which reflect that portion of a Participant's interest in the Investment Funds which are attributable to his Contributions, including his Rollover

Account, After-Tax Rollover Account, Roth Rollover Account, Roth In-Plan Conversion Restricted I Account and a portion of the Roth In-Plan Conversion Account attributable to After-Tax Contributions and Pre-Tax Contributions.

(ff)Employer: The Corporation and each Subsidiary which the Committee shall from time to time designate as an Employer for purposes of the Plan pursuant to Article X hereof and which shall adopt the Plan and the Trust. A list of Employers is set forth in Appendix A.

(gg)Employer Accounts: Those Accounts which reflect the portion of a Participant’s interest in the Investment Funds which are attributable to Company Matching Contributions, Company Match Safe Harbor Contributions, Retirement Contributions, Profit Sharing Contributions, Roth In-Plan Conversion Restricted II Account, Roth In-Plan Conversion Restricted III Account and a portion of the Roth In-Plan Conversion Account attributable to Company Matching Contributions.

(hh)Equity Company: Any corporation, which is not the Corporation or a Subsidiary, 33-1/3% or more of the voting shares of which are owned directly or indirectly by the Corporation.

(ii)ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

(jj)Highly Compensated Eligible Employee: An Eligible Employee who is described in Code section 414(q) and applicable regulations thereunder. An Employee who is described in Code section 414(q) and applicable regulations thereunder generally means an Employee who performed services for the Employer or an Affiliated Employer during the “Determination Year” and is in one or more of the following groups:

(i)Employees who at any time during the “Determination Year” or “Look-Back Year” were “Five Percent Owners” of the Employer or an Affiliated Employer. “Five Percent Owner” means any person who owns (or is considered owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

(ii)Employees who received “Compensation” during the “Look-Back Year” from the Employer or an Affiliated Employer in excess of $110,000, adjusted for changes in the cost of living as provided in Code section 415(d) and, if the Employer elects, were in the “Top Paid Group” of Employees for the Plan Year. “Top Paid Group” means the top 20 percent of Employees, excluding those Employees described in Code section 414(q)(8) and applicable regulations, who performed services during the applicable Year, ranked according to the amount of “Compensation” received from the Employer during such Year.

The “Determination Year” shall be the Plan Year for which testing is being performed, and the “Look-Back Year” shall be the immediately preceding 12 month period.

An Employer may make a uniform election with respect to all plans of the Employer to apply a calendar year calculation, as permitted by regulations under Code section 414(q).

For purposes of this subsection, “Compensation” shall mean Compensation including elective salary reduction contributions made under this Plan or any other cash or deferred arrangement, or pursuant to Code sections 125 or 132(f)(4).

(kk)Hours of Service: Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of duties and for reasons other than the performance of duties during the applicable computation period. An Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer. Hours of Service shall be credited to the Employee for the computation period or periods in which the duties are performed or for the period to which the award or agreement pertains, whichever is applicable. Credit for Hours of Service shall be given for periods of absence spent in military service to the extent required by law. Credit for Hours of Service may also be given for such other periods of absence of whatever kind or nature as shall be determined under uniform rules of the Committee. Employment with a company which was not, at the time of such employment, an Employer shall be considered as the performance of duties for an Employer if such employment was continuous until such company was acquired by, merged with, or consolidated with an Employer and such employment continued with an Employer following such acquisition, merger or consolidation. Employment with a Subsidiary that is not an Employer or with an Equity Company shall be considered as performance of duties for an Employer.

Hours of Service shall be calculated and credited in a manner consistent with U.S. Department of Labor Regulation 2530.200b-2(b) and (c), and shall in no event exclude any hours required to be credited under U.S. Department of Labor Regulation 2530.200b-2(a).

For any period or periods for which adequate records are not available to accurately determine the Employee’s Hours of Service, the following equivalency shall be used:

190 Hours of Service for each month for which such Employee would otherwise receive credit for at least one Hour of Service.

Solely for purposes of determining whether an Employee has incurred a one-year break-in-service, an Employee who is absent from work:

(i)by reason of the pregnancy of the Employee;

(ii)by reason of the birth of a child of the Employee;

(iii)by reason of a placement of a child with the    Employee in connection with the adoption of such child by the Employee; or

(iv)for purpose of caring for such child for a period beginning immediately following such birth or placement,

shall be credited with certain Hours of Service which would otherwise have been credited to the Employee if not for such absence. The Hours of Service credited hereunder by reason of such absence shall be credited with respect to the Plan Year in which such absence begins, if such credit is necessary to prevent the Employee from incurring a one-year break-in-service in such Plan Year, and otherwise with respect to the Plan Year immediately following the Plan Year in which such absence begins. In addition, the Hours of Service credited with respect to such absence shall not exceed 501, and shall be credited only to the extent that the Employee substantiates to the satisfaction of the Committee that the Employee’s absence, and the length thereof, was for the reasons described in paragraphs (i)-(iv) above. Notwithstanding the foregoing, no Hours of Service shall be credited pursuant to the three immediately preceding sentences with respect to any absence which commenced before April 1, 1985.

(ll)International Index Fund: An Investment Fund that primarily invests in publicly traded common stocks and related instruments of companies in developed and emerging market economies outside the U.S. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a non-U.S. international stock index.

(mm)Investment Fund: The Self-Directed Brokerage Account and/or an unsegregated fund of the Plan including the Target Date Funds, Money Market Fund, Stable Income Fund, Bond Index Fund, Large Cap Stock Index Fund, Large Cap Value Stock Index Fund, Large Cap Growth Stock Index Fund, Small Cap Index Fund, K-C Stock Fund, International Index Fund, and such other funds as the Named Fiduciary may establish. The Named Fiduciary may, from time to time, in its discretion, establish additional funds. An Investment Fund may be, but shall not be limited to, a fund managed by the Trustee, by an insurance company, or by an investment company regulated under the Investment Company Act of 1940. An Investment Fund, pending investment in accordance with the fund purpose, may be invested in short-term securities of the United States of America or in other investments of a short-term nature.

An Investment Fund, in whole or in part, may be invested in any common, collective, or commingled trust fund maintained by the Trustee or another financial institution, which is invested principally in property of the kind specified for that particular Investment Fund or for the temporary investment of assets, and which is maintained for the investment of the assets of plans and trusts which are qualified under the provisions of Section 401(a) of the Code and exempt from federal taxation under the provisions of Section 501(a) of the Code, and during such period of time as an investment through any such medium exists the declaration of trust of such trust shall constitute a part of the applicable Trust Agreement.

All interest, dividends, and other income, as well as cash received from the sale or exchange of securities or other property, produced by each of the Investment Funds or any losses incurred by each of the Investment Funds, shall be reinvested in or deducted from the same Investment Fund which produced such proceeds, interest, dividends, other income or losses.
(nn)K-C Stock Fund: An Investment Fund that primarily invests in Corporation Stock, with a portion invested in money market securities to provide liquidity for Participant transactions.

(oo)Large Cap Growth Stock Index Fund: An Investment Fund that primarily invests in publicly traded common stocks and related instruments of established corporations. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a U.S. large cap growth stock index.

(pp)Large Cap Stock Index Fund. An Investment Fund that primarily invests in publicly traded common stocks and related instruments of established corporations. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a U.S. large cap stock index.

(qq)Large Cap Value Stock Index Fund: An Investment Fund that primarily invests in publicly traded common stocks and related instruments of established corporations. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a U.S. large cap value stock index.
(rr)Life Expectancy: Life Expectancy as computed by the use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
(ss)Lump Sum Distribution: A single distribution of the entire amount of a Participant’s Accounts.

(tt)Managed Accounts: For a Participant’s Plan Investment Funds, professional asset management within Participant’s Accounts. The Plan shall provide one or more investment advisor programs, pursuant to which Participants may, in their sole discretion, obtain, on a discretionary or nondiscretionary basis, individual investment advice for a fee which such fees to be paid by the Participant to use the program. A Participant’s fee for an investment advisor program may be paid from the Participant’s Account. Participants under age 18, or with a non-U.S. address are excluded from Managed Accounts but may access Planning Guidance.

(uu)Money Market Fund: An Investment Fund that primarily invests in short-term U.S. government debt securities. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of U.S. short-term Treasury securities.

(vv)Month of Service: A calendar month any part of which an Employee completes an Hour of Service. Except, however, an Employee shall be credited with a Month of Service for each month during the 12-month computation period in which he has not incurred a One-Year Period of Severance. An Employee shall be credited with a Month of Service for each calendar month of absence during the 12-month computation period following the date on which the Employee does not complete an Hour of Service for any reason other than the Employee quits, is discharged, retires or dies.

(ww)Named Fiduciary: The Committee, as defined in Article IX of the Plan, (the members of which are designated by the Chief Human Resources Officer of the Corporation) shall be the Named Fiduciary of the Plan as defined in ERISA section 402(a).

(xx)One-Year Period of Severance: The applicable computation period of 12 consecutive months during which an Employee fails to accrue a Day of Service. Years of Service and One-Year Periods of Severance shall be measured on the same computation period.

An Employee shall not be deemed to have incurred a One-Year Period of Severance if he completes an Hour of Service within 12 months following his Severance from Service Date.

(yy)Partial Distribution: A distribution of a portion of a Participant’s Accounts.

(zz)Participant: An Eligible Employee who participates under Section 3.1 by validly electing to participate or has a deemed election and/or an Eligible Employee who is eligible to receive a Profit Sharing Contribution pursuant to Article IV. He remains a Participant until all of his Accounts have been distributed pursuant to the Plan.

(aaa)Participating Unit: A specific classification of Employees of an Employer designated from time to time by the Committee pursuant to Article X hereof as participating in this Plan. The classifications so designated are shown in Appendix A.

(bbb)Plan: The Kimberly-Clark Corporation 401(k) and Profit Sharing Plan.

(ccc)Plan Year: A twelve calendar month period beginning January 1 and ending the following December 31.

(ddd)Planning and Guidance: The Plan may provide to Participants investment education and advice on investing of Accounts. A Participant may utilize Planning and Guidance by receiving specific fund recommendations along with regular progress reports.

(eee)Pre-Tax Contributions: Contributions made by Participants under subsection 3.3(a) that are considered deferred within the meaning of Code section 401(k) and regulations thereunder. For individuals age 50 or over by the end of the Plan Year, Pre-Tax Contributions also include catch-up contributions in accordance with Code section 414(v). (fff)    Profit Sharing Account: The account under the Plan to be maintained for each Participant as provided in Section 4.7.

(fff)Profit Sharing Contributions: Employer contributions made pursuant to Article IV of the Plan to a Participant’s Profit Sharing Account.

(ggg)Required Beginning Date: The date specified in subsection 7.7(a)(ii) of the Plan.

(hhh)Retirement Contribution Account: An Account consisting of Retirement Contributions of the Participant.

(iii)Retirement Contributions: Contributions transferred into the Plan from the Kimberly-Clark Corporation Retirement Contribution Plan effective January 4, 2010 and the earnings (or losses) attributable to them and the final contribution into the Plan from the Kimberly-Clark Corporation Retirement Contribution Plan made in January 2010 for the December 2009 earnings.

(jjj)Rollover Account: An Account consisting of Rollover Contributions of the Participant.

(kkk)Rollover Contributions: Pre-tax contributions or employer matching contributions made by a Participant to an Eligible Retirement Plan, which is accepted by the Plan as a rollover under section 402(c) of the Code and that satisfy the requirements of section 401(a)(31) for treatment as a rollover.

(lll)Roth 401(k) Account: An Account consisting of Roth 401(k) Contributions of the Participant.

(mmm)Roth 401(k) Contributions: Contributions made by Participants on an after-tax basis under subsection 3.3(b), specifically designated irrevocably as Roth 401(k) Contributions and are being made in lieu of all or a portion of the Pre-Tax Contributions a Participant is otherwise eligible to make under the Plan. For individuals age 50 or over by the end of the Plan Year, Roth 401(k) Contributions also includes Catch-Up Contributions in accordance with Code Section 414(v). Roth 401(k) Contributions shall be maintained by the Plan in a separate account and maintained in accordance with Section 402A of the Code and any guidance issued thereunder.

(nnn)Roth 401(k) Rollover Contributions: After-tax roth 401(k) contributions made by a Participant to an Eligible Retirement Plan, which is accepted by the Plan as a rollover under Section 402(c) of the Code and that satisfy the requirements of Section 401(a)(31) for treatment as a rollover. Rollover Roth contributions from Roth IRA accounts shall not be allowed.

(ooo)Roth In-Plan Conversion: A rollover to a designated Roth account in the Plan from a Plan account in accordance with Code section 402A(c)(4) and section 3.13 of the Plan.

(ppp)Roth In-Plan Conversion Account: A Roth account holding unrestricted amounts and related earnings which have been rolled over in a Roth In-Plan Conversion, in accordance with Section 3.13 of the Plan.

(qqq)Roth In-Plan Conversion Restricted I Account: A Roth account holding Pre-Tax Contributions and earnings amounts rolled over in a Roth In-Plan Conversion, in accordance with Section 3.13 of the Plan.

(rrr)Roth In-Plan Conversion Restricted II Account: A Roth account holding Company Match Safe Harbor Contributions and earnings amounts rolled over in a Roth In-Plan Conversion, in accordance with Section 3.13 of the Plan.

(sss)Roth In-Plan Conversion Restricted III Account: A Roth account holding Retirement Contributions and Profit Sharing Contributions rolled over in a Roth In-Plan Conversion, in accordance with Section 3.13 of the Plan.
(ttt)Roth Rollover Account: An Account consisting of Roth 401(k) Rollover Contributions of the Participant.

(uuu)Self-Directed Brokerage Account: An Investment Fund in which Participants may direct their investments in a wide range of equity and debt securities, mutual funds, ETFs, etc. through a brokerage account pursuant to such limitations and procedures as may be approved by the Committee as it deems appropriate.
(vvv)Service: Regular employment with the Corporation, a Subsidiary or an Equity Company. Service shall also include any service credited under the prior Kimberly-Clark Corporation Incentive Investment Plan and Kimberly-Clark Corporation Retirement Contribution Plan.

(www)Severance from Service Date: The earlier of:

(i)the date an Employee quits, is discharged, retires or dies, or

(ii)the first anniversary of the date an Employee is absent from Service for any reason other than a quit, discharge, retirement, or death (e.g., disability, leave of absence, or layoff, etc.)

(xxx)Small Cap Index Fund: An Investment Fund that primarily invests in publicly traded common stocks and related instruments of corporations. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of a U.S. small cap stock index.

(yyy)Stable Income Fund: An Investment Fund that primarily invests in a combination of diversified portfolios of high quality short to intermediate-term bonds, book value wrap contracts issued by insurance companies and banks, and money market securities. This fund generally seeks to provide investment returns that correspond, before fees and expenses, to the performance of U.S. short-term Treasury securities.

(zzz)Stock and Cash Distribution: As defined in subsection 7.3(b).

(aaaa)Subsidiary: Any corporation, 80% or more of the voting shares of which are owned directly or indirectly by the Corporation, which is incorporated under the laws of one of the States of the United States.
(bbbb)Systematic Withdrawal Payments: A systematic distribution that automatically withdraws installments in a specified amount and frequency from the Participant’s Account while keeping Participant’s funds in the Plan.
(cccc)Target Date Funds: Investment Funds that primarily invest in a mix of asset classes, as determined by an investment manager that target a certain risk and return profile consistent with participants’ needs at their stage of life.

(dddd)Terminated Participant: A Participant who has terminated his employment with an Employer.

(eeee)Timely Notice: A notice provided in writing on a designated form, or by electronic medium, or through a voice response system, prescribed by the Committee and submitted at such places and at such times as shall be established by Committee rules.

(ffff)Total Compensation: An Eligible Employee’s total compensation as that term is defined in Code section 414(s) and Treasury Regulation 1.415(c)-2(d)(4) plus, amounts contributed or deferred under Code sections 125, 132(f)(4) or 401(k). Total Compensation of any Eligible Employee shall not exceed the limit set forth in Section 11.12.
Notwithstanding any provision of the Plan to the contrary, Total Compensation shall include any military differential pay paid to a Participant by the Employer with respect to any period of active military service in the uniformed services in the United States.

(gggg)Trust: The Kimberly-Clark Corporation 401(k) and Profit Sharing Plan Trust pursuant to the trust agreement provided for in Article V.

(hhhh)Trustee: The trustee under the Trust.

(iiii)Valuation Date: Each Business Day for which the Current Market Value of a Participant’s Accounts is determined for purposes of this Plan.

(jjjj)Year of Service: An Employee shall accrue a Year of Service for each 365 Days of Service.

2.2Construction. Where appearing in the Plan, the masculine shall include the feminine and the plural shall include the singular, unless the context clearly indicates otherwise. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular section or subsection.

ARTICLE III

PARTICIPATION, EMPLOYEE CONTRIBUTIONS, AND ALLOCATIONS

3.1Participation.

(a)Each Eligible Employee who commences employment with a Participating Unit in Appendix A, or returns to work with a Participating Unit, shall become a Participant in the Plan on his employment or reemployment date, as applicable.

(b)An Eligible Employee's may commence Employee Contributions and qualify for Company Match Safe Harbor Contributions by making an election to participate in the Plan. Such election shall remain in effect as a valid election to participate for each successive Plan Year.

(c)Unless otherwise affirmatively elected, effective for a Participant automatically enrolled on or after January 1, 2019, an Eligible Employee shall be deemed to have authorized a reduction in such Eligible Employee’s Eligible Earnings equal to eight percent of his Eligible Earnings per pay period for the Plan Year, effective for the first payroll period on or after 30 days when such individual becomes an Eligible Employee. Before the date an Eligible Employee becomes a Participant, the Eligible Employee shall be given notice of such deemed authorization and a reasonable opportunity to change the percentage of his Eligible Earnings (including to zero percent) to be contributed to Pre-Tax Contributions.

(d)Notwithstanding the foregoing, Participants with amounts transferred to the Plan from the Kimberly-Clark Corporation Incentive Investment Plan and/or the Kimberly-Clark Corporation Retirement Contribution Plan shall be Participants in the Plan on January 1, 2010.

3.2Transfer To and From Participating Units

(a)An Eligible Employee who transfers out of a Participating Unit shall cease to be a Participant in the Plan as of the date on which he transfers out of such Participating Unit.

(b)An Eligible Employee who transfers into a Participating Unit shall become a Participant in the Plan as of the date on which he transfers into such Participating Unit.

3.3Amount of Contributions by and on behalf of Participants.

(a)Pre-Tax Contributions. During each Plan Year, Pre-Tax Contributions shall be made on behalf of a Participant by his Employer for deposit to his Account as follows:

(i)Subject to the provisions of Section 3.6, a Participant may elect on Timely Notice to make Pre-Tax Contributions to his Account in any whole percentage equal to an amount which is not less than 1% of his Eligible Earnings and not more than 50% of his Eligible Earnings.

Notwithstanding the foregoing, Pre-Tax Contributions also include Contributions made to the Plan for the benefit of a Participant pursuant to a deemed election to reduce the compensation otherwise currently payable to such Participant as described in Section 3.1(c) above.

A Participant who has an election for Pre-Tax Contributions to his Account as a flat dollar amount for contributions as of April 7, 2017, 4:00 p.m. ET shall be defaulted to an election of 6% of the Participant’s Eligible Earnings.

(ii)Pre-Tax Contributions shall be deducted from a Participant's Total Compensation. An election or deemed election under this subsection shall remain in effect for so long as a Participant is eligible to make Pre-Tax Contributions or, if earlier, until changed by a Participant. A Participant may change his election on Timely Notice effective as of the Participant’s first payroll check on or after first day of the next payroll period following the date of the election, or as soon as administratively possible thereafter.

A Participant may make an election to have Pre-Tax Contributions to his Account in accordance with this Section 3.3 up to the contribution limit allowed by Code section 402(g) and then have the contributions automatically switch to After-Tax Contributions until the maximum contribution rate elected by the Participant is reached. The Plan will automatically switch to making Pre-Tax Contributions on behalf of the Participant as of the beginning of the next Plan Year in such amount as elected by the Participant. This election is not available when the Participant is contributing Roth 401(k) Contributions to his Account.

(b)Roth 401(k) Contributions.

(i)A Participant may elect on Timely Notice to make Roth 401(k) Contributions to his Account in any whole percentage equal to an amount which is not less than 1% of his Eligible Earnings and not more than 50% of his Eligible Earnings.

A Participant who has an election for Roth 401(k) Contributions to his Account as a flat dollar amount for contributions as of April 7, 2017, 4:00 p.m. ET shall be defaulted to 0% of the Participant’s Eligible Earnings for Roth 401(k) Contributions.

(ii)An election to make Roth 401(k) Contributions by regular payroll deduction shall remain in effect for so long as a Participant is eligible to make Roth 401(k) Contributions or, if earlier, until changed by a Participant. A Participant may change such election on Timely Notice effective as of the Participant’s first payroll check on or after the first day of the next payroll period following the date of the election, or as soon as administratively possible thereafter.

(iii)All Roth 401(k) Contributions equal to the difference between 5% of a Participant’s Eligible Earnings and the Participant’s Pre-Tax Contributions and the Participant’s After-Tax Contributions, but not less than zero (0), shall be taken into account in determining the Company Match Safe Harbor Contributions made on behalf of the Participant.

Notwithstanding the above, for hourly union Participants located at Mobile Operations, all Roth 401(k) Contributions equal to the difference between 4% of a Participant’s Eligible Earnings and the Participant’s Pre-Tax Contributions and the Participant’s After-Tax Contributions, but not less than zero (0), shall be taken into account in determining the Company Match Safe Harbor Contributions made on behalf of the Participant.

(c)After-Tax Contributions.

(i)A Participant may elect on Timely Notice to make After-Tax Contributions to his Account in any whole percentage equal to an amount which is not less than 1% of his Eligible Earnings and not more than 50% of his Eligible Earnings.

A Participant who has an election for After-Tax Contributions to his Account as a flat dollar amount for contributions as of April 7, 2017, 4:00 p.m., ET shall be defaulted to 0% of the Participant’s Eligible Earnings for After-Tax Contributions.

(ii)An election to make After-Tax Contributions by regular payroll deduction shall remain in effect for so long as a Participant is eligible to make After-Tax

Contributions or, if earlier, until changed by a Participant. A Participant may change such election on Timely Notice effective as of the Participant’s first payroll check on or after the first day of the next payroll period following the date of the election, or as soon as administratively possible thereafter.

(iii)All After-Tax Contributions equal to the difference between 5% of a Participant’s Eligible Earnings and the Participant’s Pre-Tax Contributions and Roth 401(k) Contributions, but not less than zero (0), shall be taken into account in determining the Company Match Safe Harbor Contributions made on behalf of the Participant.

Notwithstanding the above, for hourly union Participants located at Mobile Operations, all After-Tax Contributions equal to the difference between 4% of a Participant’s Eligible Earnings and the Participant’s Pre-Tax Contributions and Roth 401(k) Contributions, but not less than zero (0), shall be taken into account in determining the Company Match Safe Harbor Contributions made on behalf of the Participant.

(d)Rollover Contributions, Roth 401(k) Rollover Contributions, and After-Tax Rollover Contributions. A Participant may contribute, and the Plan may accept, Rollover Contributions, Roth 401(k) Rollover Contributions, and After-Tax Rollover Contributions made by a direct transfer from an Eligible Retirement Plan; provided that the Participant represents to the Plan that such funds are eligible for rollover. Notwithstanding the foregoing, if the Plan Administrator learns that such funds are not eligible to be rolled over, the funds shall be returned to such Participant as soon as administratively feasible. Upon such transfer to the Plan, a Participant’s Rollover Contributions, After-Tax Rollover Contributions, and Roth 401(k) Rollover Contributions will be allocated among the available Investment Funds based on the Participant’s current election on file. If the Participant does not have an election on file, the Rollover Contributions, After-Tax Rollover Contributions, and Roth 401(k) Rollover Contributions shall be allocated to the Target Date Fund closest to the date the Participant turns age 65.

(e)An election by a Participant to make contributions to a Participant’s Account may include an election for the Plan to automatically annually increase an election in the amount of Pre-Tax Contributions or Roth 401(k) Contributions made to the Plan between 1% to 10%, not to exceed the maximum percentage allowed by the Plan. The Participant may on Timely Notice elect the date of the annual increase; however, if a date is not elected, the deemed election date is June 1 of each calendar year.

Any deemed election under Section 3.1(c) shall include an authorization for the Plan to automatically increase each June 1 of the calendar year following a deemed election in the amount of Pre-Tax Contributions made to the Plan in increments of 1% of his Eligible Earnings up to a target amount of 15% of his Eligible Earnings. The Eligible Employee shall be given notice of such deemed authorization and a reasonable opportunity to change the automatic increase or timing of the annual increase of his Pre-Tax Contributions (including to 0% of his Eligible Earnings).

(f)A Participant who is eligible to make Pre-Tax Contributions and Roth 401(k) Contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(13), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

3.4General Limitation.

(a)Notwithstanding any other provision of this Article III, no Contribution shall be made to the Plan which would cause the Plan to fail to meet the requirements for exemption from tax or to violate any provisions of the Code.

(b)Notwithstanding any other provision of this Article III, the Contributions made by and on behalf of a Participant shall not exceed 50% of his Eligible Earnings.

3.5Investment of Contributions by and on behalf of Participants.

Pre-Tax Contributions, Roth 401(k) Contributions and After-Tax Contributions. On Timely Notice, a Participant shall elect to allocate in whole multiples of 1% all of the Pre-Tax Contributions, Roth 401(k) Contributions and After-Tax Contributions to be made on his behalf during a Plan Year to one or more of the Core Investment Funds.

Pre-Tax Contributions for a deemed election pursuant to Section 3.1(c), in effect on or before December 31, 2021, shall be defaulted into Managed Accounts, as soon as administratively possible thereafter; provided if a Participant is ineligible to participate in a Managed Account, Pre-Tax Contributions shall be defaulted into the applicable Target Date Fund closest to the date the Participant turns age 65.
Pre-Tax Contributions for a deemed election pursuant to Section 3.1(c), on or after January 1, 2022, shall be defaulted into the applicable Target Date Fund closest to the date the Participant turns age 65.

An election under this subsection shall remain in effect until changed by a Participant. A Participant may change his election and such election shall be effective as of the date of the Participant’s next Contribution following Timely Notice of the change, or as soon as administratively possible thereafter.

A Participant may not allocate Rollover Contributions, Roth 401(k) Rollover Contributions, After-Tax Rollover Contributions or Contributions to the Self-Directed Brokerage Account, except as a reallocation under Section 3.9.

Participants defaulting into Managed Accounts or Target Date Funds are thereby delegating the authority to the service provider to make investment decisions with respect to Investment Funds in Participant Accounts and authorizing the deduction of a reasonable fee therefrom for the service. Participants shall remain enrolled in the defaulted Investment Fund until the Participant elects to opt out and following the Timely Notice of the change, the election to opt out shall be effective as soon as administratively possible thereafter. Participants who opt out of Managed Accounts may remain in Planning and Guidance, if so elected.

3.6Limitation on Pre-Tax Contributions and Roth 401(k) Contributions.

Overall Limitation.

(a)Notwithstanding any provision of the Plan to the contrary, Pre-Tax Contributions and Roth 401(k) Contributions made on behalf of a Participant by his Employer for deposit to his Account shall not exceed the dollar limitation contained in Code section 402(g) in effect in any taxable year of the Participant, except to the extent permitted under subsection 3.3(a)(ii) of the Plan and Code section 414(v), if applicable.

(b)If a Participant exceeds the dollar limitation in subsection 3.6(a), the percentage of his Pre-Tax Contributions and Roth 401(k) Contributions shall be reduced in order to meet the limitations of subsection 3.6(a). In such case, a Participant may designate the extent to which the excess amount is composed of Pre-Tax and After-Tax deferrals, but only to the extent such types of deferrals are made for the taxable year. If the Participant does not designate which type of elective deferrals are to be distributed, the Plan will distribute Pre-Tax elective deferrals first.

(c)With respect to subsection 3.6(b) above, the Plan may distribute excess deferrals no later than the first April 15th following the close of the taxable year to a Participant with excess amounts in his Account and any earnings on the excess amounts.

3.7Suspension of All Contributions. On Timely Notice and notwithstanding the provisions of Section 3.3, a Participant may elect to suspend all of his Contributions, effective as of the Participant’s first payroll check on or after the first day of the next payroll period following the date of the election, or as soon as administratively possible thereafter. On Timely Notice a Participant may elect to resume Contributions as of the Participant’s first payroll check on or after the first day of the next payroll period following the date of the election, or as soon as administratively possible thereafter.

A Participant's Contributions shall be suspended commencing with and continuing throughout any period during which he fails to qualify as an Eligible Employee. On Timely Notice upon requalifying as an Eligible Employee a Participant may elect to make Contributions to his Accounts and such election shall be effective as soon as administratively possible.

3.8Payment of Contributions to Trustee. The Employers shall contribute or remit to the Trustee within the time period required under ERISA and the requirements thereunder the amounts deducted or withheld from the Participants' Eligible Earnings as Contributions under the Plan.

3.9Reallocation of Participant's Accounts.

(a)A Participant or Beneficiary may, as of any Business Day, elect to (i) reallocate all or any whole percentage portion, or (ii) effect a fund exchange of all or any whole percentage portion or dollar amount, of any of his Employee Accounts or Employer Accounts among the Investment Funds; provided, however, that

(i)amounts in a Participant’s Employee Accounts or Employer Accounts in the Stable Income Fund (A) may be reallocated or exchanged to one or more of any of the Investment Funds except for the Money Market Fund; and (B) once reallocated or exchanged, cannot be transferred to the Money Market Fund for a period of not less than 90 days; and

(ii)the minimum amount which may be reallocated or transferred to the Self-Directed Brokerage Account is $1,000 per transaction.

(b)A Participant’s or Beneficiary’s election to reallocate or effect a fund exchange shall be effective as soon as administratively possible following Timely Notice, and the amount of such reallocation shall be determined by the value of the Participant’s or Beneficiary’s interest in any Investment Fund on the Valuation Date on which such reallocation takes effect, subject to any restrictions prescribed by the Committee.

(c)A Participant or Beneficiary may elect to receive a rebalance notification of his Plan Accounts if any of Participant’s or Beneficiary’s allocations among the Investment Funds change from the elected target mix. The automatic rebalance notification service is not available for the Self-Directed Brokerage Account.

3.10Redeposits and Restored Amounts.

(a)Notwithstanding any provision in this Plan to the contrary, on Timely Notice, an Employee who has forfeited all or a portion of his Employer Accounts may redeposit the distribution or withdrawal which caused the forfeiture before the earlier of (i) the date on which the Employee has been reemployed for five years or (ii) the date on which the Employee incurs five consecutive One-Year Periods of Severance following the year of the distribution or withdrawal. Upon such redeposit, the amount of the forfeiture associated with the redeposit shall be restored to the Employer Account and allocated based on Employee’s contribution investment elections. Redeposits shall be allocated to the Plan funds in the same manner as Pre-Tax Contributions, Roth 401(k) Contributions and After-Tax Contributions made on behalf of the Participant. The amount redeposited shall be equal to the amount distributed or withdrawn from the Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions section of his Employee Accounts which caused the forfeiture.

(b)No redeposit of such a withdrawal or distribution shall be permitted if, coincident with or subsequent to the forfeiture associated with that withdrawal or distribution, an Employee incurs 5 consecutive One-Year Periods of Severance.
(c)A Participant who is entitled to no portion of his Employer Accounts upon termination of employment shall be deemed to have received a distribution of zero dollars ($0) from such accounts.

(d)Any forfeiture from the Company Match Safe Harbor Contributions or Profit Sharing Contributions section of his Employer Accounts shall be restored in accordance with the provisions of this Section 3.10 if the Terminated Participant returns to his employment with an Employer prior to incurring five consecutive One-Year Periods of Severance and the Terminated Participant has either (i) not received a distribution or withdrawal from the Pre-Tax Contributions, Roth 401(k) Contributions, or After-Tax Contribution section of his Employee Accounts, or (ii) has redeposited such distribution or withdrawal as provided in subsection (a) above.

The Participant will be fully vested in the restored amounts on the Participant’s first day of active employment with the Corporation as a rehire.

3.11Source of and Interest in Pre-Tax Contributions. Anything in this Plan to the contrary notwithstanding, Pre-Tax Contributions shall be made by the Employers out of current or accumulated earnings and profits, and the Employers shall have no beneficial interest of any nature whatsoever in any such Contributions after the same have been received by the Trustee.

3.12Contributions During Qualified Military Leave. Notwithstanding any provision of this Plan to the contrary, Contributions, Company Match Safe Harbor Contributions, and Profit Sharing Contributions may be made for periods of qualified military service in accordance with Code section 414(u).

3.13Roth In-Plan Conversion.

A Participant or Beneficiary may, as of any Business Day, elect a Roth In-Plan Conversion of his eligible Account balances under the Plan to his Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted I Account, Roth In-Plan Conversion Restricted II Account, and Roth In-Plan Conversion Restricted III Account, in accordance with this Section. Requests for a Roth In-Plan Conversion from the following accounts shall be rolled over into separate accounts as follows:

(i)amounts held in After-Tax Contribution, Company Matching Accounts, Rollover Account, and After-Tax Rollover Account rolled to the Roth In-Plan Conversion Account;

(ii)amounts previously distributable to a Terminated Participant or Beneficiary rolled to the Roth In-Plan Conversion Account;

(iii)if an active Participant has not attained age 59 ½, amounts held in Pre-Tax Contribution Account rolled to the Roth In-Plan Conversion Restricted I Account;

(iv)if an active Participant has not attained age 59 ½, amounts held in Company Match Safe-Harbor Account rolled to the Roth In-Plan Conversion Restricted II Account; and

(v)for any active Participant, amounts held in Profit-Sharing Account and Retirement Contribution Account rolled to the Roth In-Plan Conversion Restricted III Account.

If a Participant’s Account balances do not equal at least $1,000, the Participant or Beneficiary may only request a conversion of the total amount available for conversion.

A Participant or Beneficiary may select the Accounts and Investment Funds for purposes of the conversion. If no selection is made by the Participant or Beneficiary, funds shall be redeemed pro rata from the Participant’s available Account balances and from the Investment Funds.

Roth In-Plan Conversions shall be processed as an in-kind transaction from the Investment Funds. A Participant or Beneficiary may reallocate his investments after the Roth In-Plan Conversion to the Investment Funds available under the Plan.

The Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted I Account, Roth In-Plan Conversion Restricted II Account, and Roth In-Plan Conversion Restricted III Account shall be subject to the same withdrawal, loan and distribution restrictions imposed on the source from which the funds were rolled. The Plan Administrator shall issue such tax statements as required in connection with such conversion.

A Participant shall be prohibited from making a Roth In-Plan Conversion if the Participant during the period has an outstanding qualified domestic relations order or loan. A non-spousal Beneficiary shall not be eligible for a Roth In-Plan Conversion.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

4.1Contribution Percentage. Subject to Section 4.3, Company Match Safe Harbor Contributions for each Plan Year shall be 100% of a Participant’s Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions on the first 5% of such Participant’s Eligible Earnings per pay period.
Additionally, subject to the limitations stated above, for each Participant whose total Company Match Safe Harbor Contribution for the Plan Year was limited to less than 5% of Eligible Earnings for the entire Plan Year by virtue of the Code section 401(a)(17) or 402(g) limits being reached before Plan Year end, the Employer shall contribute for each such Participant an additional “true up” Company Match Safe Harbor Contribution as soon as administratively possible following the end of each Plan Year (to be allocated to such Participant’s Account as of the last day of such prior Plan Year) equal to the difference between (i) the lesser of (x) 100% of such Participant’s combined Contributions for the Plan Year (up to 5% of such Participant’s Eligible Earnings), and (y) 5% of such Participant’s Eligible Earnings for the Plan Year, and (ii) the amount of Company Match Safe Harbor Contributions previously allocated to such Participant’s Account for such Plan Year. “True up” Company Match Safe Harbor Contributions will be invested in the Investment Funds that are current at the time the “true up” contributions are made, and at the cost per unit of each investment on the date the Participant’s Account is updated by the recordkeeper to reflect the “true up” contribution amount. In no event will adjustments to the “true up” contribution be made to reflect any changes in investment performance which occur prior to the date such “true up” Company Match Safe Harbor Contribution is actually made.

Notwithstanding the above, for hourly union Participants located at Mobile Operations, subject to Section 4.3, Company Match Safe Harbor Contributions for each Plan Year shall be 100% of a Participant’s Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions on the first 4% of such Participant’s Eligible Earnings per pay period.
Additionally, subject to the limitations stated above, for each Participant whose total Company Match Safe Harbor Contribution for the Plan Year was limited to less than 4% of Eligible Earnings for the entire Plan Year by virtue of the Code section 401(a)(17) or 402(g) limits being reached before Plan Year end, the Employer shall contribute for each such Participant an additional “true up” Company Match Safe Harbor Contribution as soon as administratively possible following the end of each Plan Year (to be allocated to such Participant’s Account as of the last day of such prior Plan Year) equal to the difference between (i) the lesser of (x) 100% of such Participant’s combined Contributions for the Plan Year (up to 4% of such Participant’s Eligible Earnings), and (y) 4% of such Participant’s Eligible Earnings for the Plan Year, and (ii) the amount of Company Match Safe Harbor Contributions previously allocated to such Participant’s Account for such Plan Year. “True up” Company Match Safe Harbor Contributions will be invested in the Investment Funds that are current at the time the “true up” contributions are made, and at the cost per unit of each investment on the date the Participant’s Account is updated by the recordkeeper to reflect the “true up” contribution amount. In no event will adjustments to the “true up” contribution be made to reflect any changes in investment performance which occur prior to the date such “true up” Company Match Safe Harbor Contribution is actually made.

4.2Allocation and Payment of Company Match Safe Harbor Contributions. Company Match Safe Harbor Contributions shall be

(a)made out of current or accumulated earnings and profits,

(b)allocated according to a Participant’s Contributions elections or deemed elections among the Investment Funds, in accordance with Section 3.5.

(c)made to the Trustee as soon as administratively possible after the related Contributions are deducted or withheld for payment to the Trustee, and

(d)made in cash, or at the sole option of the Employer, in shares of Corporation Stock held in the treasury, or both (but not in authorized but unissued shares) in which event the amount of any Company Match Safe Harbor Contribution made in Corporation Stock shall be the Current Market Value thereof on the date of delivery to the Trustee which, for the purposes of the Plan, shall be considered as the Trustee's cost of such shares except where Treasury Regulations sections 1.402(a)-1(b)(2)(ii) and 54.4975-11(d)(1) require shares of Corporation Stock acquired while the Plan is an employee stock ownership plan to have a different cost in order to satisfy their requirements.

(e)A Participant may not allocate initial Company Match Safe Harbor Contributions to the Self-Directed Brokerage Account, except as an exchange or reallocation under Section 3.9.
(f)All Company Match Safe Harbor Contributions made with respect to Plan Years beginning on or after January 1, 2010, shall be allocated to a Participant’s Company Match Safe Harbor Account. Company Matching Contributions made with respect to Plan Years beginning on or before December 31, 2009, are allocated to a Participant’s Company Matching Account.
(g)By virtue of the Company Match Safe Harbor Contributions, the Plan is intended to be a “safe harbor plan” under the Code’s rules prohibiting discrimination in favor of Highly Compensated Employees. Company Match Safe Harbor Contributions are intended to be matching safe harbor contributions for the purposes of satisfying the requirements of Code Sections 401(k)(13)(D) and 401(m)(12).

Any forfeiture under the Plan may be applied to reduce Company Match Safe Harbor Contributions, or if determined by the Committee in its discretion, to offset administrative expenses of the Plan. A forfeiture shall be valued at Current Market Value as of the Valuation Date on which the forfeiture occurred.

4.3Temporary Suspension of Company Match Safe Harbor Contributions. The Board may order the suspension of all Company Match Safe Harbor Contributions if, in its opinion, the Corporation's consolidated net income after taxes for the last fiscal year is substantially below the Corporation's consolidated net income after taxes for the immediately preceding fiscal year. Any such determination by the Board shall be communicated to all Eligible Employees and to all Participants reasonably in advance of the first date for which such temporary suspension is ordered.

Except when caused, as determined by the Board, by a change in the capital structure of the Corporation which has the effect that the regular cash dividend rate is not in fairness comparable between successive quarters, any reduction of the regular cash dividend rate payable on Corporation Stock for any quarter as compared with the immediately preceding quarter shall automatically result in the suspension of all Company Match Safe Harbor Contributions for the first Plan Year commencing after the quarter in which such reduction occurs.

4.4Limitations on After-Tax Contributions.

(a)Limitations on Actual Contribution Percentage.

(i)In any Plan Year in which the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees would be more than the greater of:

(A)the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

(B)the lesser of (1) 2 percent plus the Actual Contribution Percentage of all other Eligible Employees or (2) the Actual Contribution Percentage of all other Eligible Employees multiplied by 2.0.

The deferral rate under subsection 3.3 of those Highly Compensated Eligible Employees shall be reduced pursuant to the following steps:

(A)The Committee will determine the total amount of the After-Tax Contributions to the Plan by starting with the Highly Compensated Eligible Employee(s) who has the greatest contribution rate, reducing his contribution rate (but not below the next highest contribution rate), then, if necessary, reducing the contribution rate of the Highly Compensated Eligible Employee(s) at the next highest contribution rate level, including the contribution rate of the Highly Compensated Eligible Employee(s) whose contribution rate the Committee already has reduced (but not below the next highest contribution rate), and continuing in this manner until the Actual Contribution Percentage for the Highly Compensated Eligible Employees satisfies the test set forth above. These contributions shall be deemed to be “Excess Aggregate Contributions” for purposes of this subsection;

(B)After the Committee has determined the total Excess Aggregate Contributions amount pursuant to Step (A) above, the Committee shall calculate the total dollar amount by which the Excess Aggregate Contributions for the Highly Compensated Eligible Employees must be reduced in order to satisfy the Actual Contribution Percentage test;

(C)The Committee shall reduce the After-Tax Contributions of the Highly Compensated Eligible Employee(s) with the highest dollar amount of After-Tax Contributions by refunding such contributions to such Highly Compensated Eligible Employee(s) in the amount required to cause the dollar amount of such Highly Compensated Eligible Employee(s)’ After-Tax Contributions to equal the dollar amount of the After-Tax Contributions of the Highly Compensated Eligible Employee(s) with the next highest dollar amount of After-Tax Contributions.

(D)If the total dollar amount of After-Tax Contributions distributed pursuant to Step (C) above is less than the total dollar amount of Excess Aggregate Contributions calculated pursuant to Step (B), Step (C) shall be applied to the Highly Compensated Eligible Employee(s) with the next highest dollar amount of After-Tax Contributions until the total amount of distributed After-Tax Contributions equals the total dollar amount of Excess Aggregate Contributions calculated in Step (B).

(E)When calculating the amount of a distribution under Step (C), if a lesser distribution, when added to any amounts already distributed under this subsection, would equal the total amount of distributions necessary to permit the Plan to satisfy the Actual Contributions Percentage test, the lesser amount shall be distributed from the Plan;

(F)If the total dollar amount of After-Tax Contributions distributed pursuant to Steps (C) and D above is less than the total dollar amount of Excess Aggregate Contributions calculated pursuant to Step (B), Steps (C) and (D) shall again be applied to the Highly Compensated Eligible Employee(s), beginning with the Highly Compensated Eligible Employee(s) with the highest dollar amount of Company Match Safe Harbor Contributions until the total amount of distributed After-Tax Contributions equals the total dollar amount of Excess Aggregate Contributions calculated in Step (B).

For purposes of this subsection, a person shall not be considered to be an Eligible Employee until such time as he or she could first have in effect a valid election to participate in the Plan.

(ii)After-Tax Contributions for the Plan Year (if any) in excess of the amount permitted under subsection 4.4(a)(i), together with the income or loss allocable thereto, shall be distributed to the Participant after the close of the Plan Year and within 12 months after the close of that Plan Year (and, if practicable, no later than 6 months after the close of the Plan Year in order to avoid any excise tax imposed on the Employer for Excess Aggregate Contributions); provided, however, that an Employer may make qualified nonelective contributions (as provided under Code section 401(m) and the regulations thereunder) to be allocated only to the Accounts of Participants who are not Highly Compensated Eligible Employees that, with After-Tax Contributions satisfy the limit set forth in 4.4(a)(i) above. Such qualified nonelective contributions (as provided under Code section 401(m) and the regulations thereunder), whether taken into account to satisfy the limit set forth in subsection 4.4(a)(i) above, shall be fully vested when made, shall be allocated as of a date within the Plan Year, and shall not be distributed before one of the following events:

(A)the Eligible Employee's death, disability, or severance from employment, as provided under Code section 401(k) and applicable regulations;

(B)the Eligible Employee's attainment of age 59½ as provided under Code section 401(k) and applicable regulations;

(C)the termination of the Plan without the establishment or maintenance of a successor plan, as provided under Code section 401(k) and applicable regulations;

(iii)The income or loss allocable to an Excess Aggregate Contribution shall be calculated through use of the “alternative method” authorized under Treasury Regulations sections 1.401(k)-2(b)(2)(iv)(C) and 1.401(m)-2(b)(2)(iv)(C).

(b)Additional Limitation. Notwithstanding any provision of the Plan to the contrary, the Committee may limit or adjust the amount of After-Tax Contributions in a manner that prevents contributions in excess of the limit set forth in subsection 4.4(a)(i) above. Also the Committee may elect, to the extent permitted by Treasury Regulations, to take into account Company Match Safe Harbor Contributions in computing the Actual Contribution Percentage.

4.5Profit Sharing Contributions. Each Eligible Employee who is a Participant under Section 3.1 of the Plan shall be allocated Profit Sharing Contributions as provided in Sections 4.7 and 4.8.

Notwithstanding any provision of the Plan to the contrary, Profit Sharing Contributions and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

4.6Limited Service and Leave of Absence. All Participants who are actively employed and receiving Eligible Earnings, are entitled to be allocated Profit Sharing Contributions. Participants who are not actively employed due to a paid leave of absence shall be allocated Profit Sharing Contributions made during such period of absence. Profit Sharing Contributions on behalf of a Participant shall cease upon commencement of his unpaid leave of absence, and such Profit Sharing Contributions shall resume upon the termination of such leave.

4.7Amount of Profit Sharing Contribution. Subject to the limitations set forth in Article V, for each Plan Year, the Employer may pay or cause to be paid to the Trustee, a discretionary contribution to the Plan that shall be allocated to the Profit Sharing Account of each eligible Participant sufficient to credit each such Participant’s Profit Sharing Account with an amount equal to a specified percentage as determined by the Employer for all such Eligible Employees, not to exceed eight percent (8%) of the Participant’s Eligible Earnings while in a Participating Unit. For this purpose, Eligible Earnings shall be considered for the entire month in which a Participant is in a Participating Unit provided the Participant’s Eligible Earnings are paid through the Company’s regular payroll. The amount of the Profit Sharing Contribution will be determined each Plan Year in the sole discretion of the Employer. For this purpose, Eligible Earnings shall include any Eligible Earnings paid to any Eligible Employee in the month of the Employee’s termination of employment provided the Employee was an Eligible Employee on the first day of the month.

4.8Allocations to Profit Sharing Accounts. Profit Sharing Contributions made pursuant to Section 4.7 shall be allocated to the Profit Sharing Account of each Participant (i) employed by Employer on the last day of such Plan Year or (ii) who terminated employment on or after age 55 during the Plan Year or (iii) who died during the Plan Year, as soon as administratively possible following payment to the Trust. Profit Sharing Contributions shall be allocated according to a Participant’s Contributions elections or deemed elections among Investment Funds, in accordance with Section 3.5. In the event the Participant does not elect the manner in which his Participant Contributions are to be invested, and has no Account under the Plan, his Profit Sharing Contributions shall default into Managed Accounts until such time the Participant elects the manner in which his Participant Contributions are to be invested; provided if a Participant or Beneficiary is ineligible to participate in a Managed Account, Profit Sharing Contributions shall be defaulted into the applicable Target Date Fund closest to the date the Participant or Beneficiary would turn age 65. For a Participant that is newly enrolled in the Plan on or after January 1, 2022, who has not made an investment election, any Profit Sharing Contributions shall be defaulted into the applicable Target Date Fund closest to the date the Participant would turn age 65.

If, during the Plan Year, an Eligible Employee relocates to an Affiliated Employer or affiliate or subsidiary of the Corporation, the Eligible Employee shall be allocated a Profit Sharing Contribution for the time period the Eligible Employee was a Participant under the Plan during the Plan Year, provided the Employee terminated employment on or after age 55, was employed by an Affiliated Employer or affiliate or subsidiary of the Corporation on the last day of the Plan Year or died during the Plan Year.

Participants defaulting into Managed Accounts or Target Date Funds are thereby delegating the authority to the service provider to make investment decisions with respect to Investment Funds in Participant Accounts and authorizing the deduction of a reasonable fee therefrom for the service. Participants shall remain enrolled in the defaulted Investment Fund until the Participant elects to opt out and following the Timely Notice of the change, the election to opt out shall be effective as soon as administratively possible thereafter. Participants who opt out of Managed Accounts may remain in Planning and Guidance, if so elected.

4.9Payment of Contributions to Trustee. Amounts representing Profit Sharing Contributions shall be paid into the Trust.

4.10Deductibility Requirement. All Profit Sharing Contributions under the Plan are conditioned upon the deductibility of such Profit Sharing Contributions under Section 404 of the Code and to the extent the deduction is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to such Profit Sharing Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned. For purposes of this Section 4.10, Profit Sharing Contributions which are not deductible in the current taxable year of the Employer but which may be deducted in taxable years subsequent to the year in respect of which it is made, shall not be considered to be disallowed.

4.11Mistaken Contributions. If Profit Sharing Contributions are made by reason of a mistake of fact, such Profit Sharing Contributions shall be returned to the Employer within one year after such Profit Sharing Contributions are made. The amount which may be returned to the Employer shall not exceed the excess of (i) the amount contributed, over (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Eligible Earnings attributable to the excess Profit Sharing Contributions shall not be returned to the Employer but losses attributable thereto shall reduce the amount to be so returned.

4.12General Limitation. Notwithstanding any other provision of this Article IV, no Profit Sharing Contribution shall be made to the Plan which would cause the Plan to fail to meet the requirements for exemption from tax or to violate any provisions of the Code.

ARTICLE V

TRUSTEE AND TRUST AGREEMENT

5.1Trust Agreement.

(a)The Corporation shall enter into a trust agreement with a person or corporation selected by the Committee to act as Trustee of Contributions, Profit Sharing Contributions, Company Match Safe Harbor Contributions, Retirement Contributions, Company Matching Contributions, Rollover Contributions, After-Tax Rollover Contributions, Roth 401(k) Roll-Over Contributions, and all amounts held in the Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted I Account, Roth In-Plan Conversion Restricted II Account, and the Roth In-Plan Conversion Restricted III Account. The Trustee shall receive all Contributions, Profit Sharing Contributions and Company Match Safe Harbor Contributions and shall hold, manage, administer, and invest the same, reinvest any income, and make distributions in accordance with instructions and directions of the Committee.

(b)The trust agreement shall be in such form and contain such provisions as the Committee may deem necessary and appropriate to effectuate the purposes of the Plan and to qualify the Plan and the Trust under the Code. Upon the written request of an Eligible Employee, a copy of the trust agreement shall be made available for his inspection.

(c)The Committee may, from time to time, remove the Trustee or any successor Trustee at any time and any such Trustee or any successor Trustee may resign. The Committee shall, upon removal or resignation of a Trustee, appoint a successor Trustee.

(d)The Trustee's accounts, books, and records relating to the Trust may be audited annually by auditors selected by the Committee.

(e)The Trustee's fee shall be paid by the Trustee out of those funds of the Trust making up the Core Investment Funds, unless paid by the Corporation in its discretion. Brokerage fees, asset management fees, investment management fees and other direct costs of investment, taxes (including interest and penalties), and administrative expenses of the Plan shall be paid by the Trustee out of the funds of the Trust to which such costs are attributable, unless paid by the Corporation in its discretion; provided, however, that trustee, recordkeeping and administrative expenses of the Plan shall not be attributed to the Self-Directed Brokerage Account. The transfer taxes, brokerage fees and other expenses in connection with the purchase, sale or distribution of Corporation Stock shall be paid by the Trust, and shall be deemed part of the cost of such Corporation Stock, or deducted in computing the sale proceeds therefrom, as the case may be except to the extent that the Corporation, in its sole discretion, determines that such taxes, fees or expenses (other than transfer taxes on distribution) shall be paid by the Employer.

ARTICLE VI

INVESTMENT, PARTICIPANT'S ACCOUNTS, AND VOTING OF STOCK

6.6Investment of Contributions.

(a)A Participant's Contributions, Company Matching Contributions, Company Match Safe Harbor Contributions, Retirement Contributions, Profit Sharing Contributions, and all amounts held in the Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted I Account, Roth In-Plan Conversion Restricted II Account, and the Roth In-Plan Conversion Restricted III Account shall be invested in the Investment Funds in accordance with the Participant's allocations under Section 3.5, Section 4.2 and Section 4.8 and reallocated in such Investment Funds in accordance with the Participant's directions under Section 3.9.

(b)The Committee shall designate Participant's Contributions, Company Match Safe Harbor Contributions, and Profit Sharing Contributions for payment to the Trustee for investment, and Employee Accounts and Employer Accounts for reallocation in accordance with subsection 6.1(a), and shall advise the Trustee of such designation.

6.2Participant's Accounts.

(a)Establishment of Accounts. Each Participant shall have established and maintained for him separate Accounts which, depending upon the allocation and reallocation options he has selected, shall consist of Employee Accounts and Employer Accounts in one or more of the Investment Funds. Each such Employee Account shall be subdivided into a Pre-Tax Contributions Section, Roth 401(k) Contributions Section and an After-Tax Contribution Section. Each such Employer Account shall be subdivided into subsections corresponding to the Sections of Employee Accounts.

(b)Crediting of Accounts. As of the close of business on each Valuation Date the designated Accounts of each Participant shall be appropriately credited with the amounts of his Contributions and Contributions made on his behalf on that Valuation Date, or the reallocation or transfer of his other Accounts, if any, effective on that Valuation Date and his Accounts shall be credited with the amount of any Company Match Safe Harbor Contributions and/or Profit Sharing Contributions made with respect to him on that Valuation Date.

(c)Valuation of Accounts. Each Participant’s Accounts shall be valued and adjusted each Business Day to preserve for each Participant his proportionate interest in the related funds and reflect the effect of income, collected and accrued, realized and unrealized profits and losses, expenses, valuation adjustments, and all other transactions with respect to the related fund as follows:

(i)The Current Market Value of the assets held in each of the funds shall be determined by the Trustee, and

(ii)The separate balances provided for in subsection 6.2(b) of each Participant's Account under each of the related funds shall be adjusted by multiplying by the ratio that the Current Market Value of such fund as determined under subsection 6.2(c)(i) bears to the aggregate of the Account balances under such fund.

(d)For purposes of Section 7.7, the Participant's Account balance shall refer to the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated for forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date, and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

6.3Stock Rights, Stock Splits and Stock Dividends. A Participant shall have no right of request, direction or demand upon the Committee or the Trustee to exercise in his behalf rights to purchase shares of Corporation Stock or other securities of the Corporation. The Trustee, at the direction of the Committee, shall exercise or sell any rights to purchase shares of Corporation Stock appertaining to shares of such stock held by the Trustee and shall sell at the direction of the Committee any rights to purchase other securities of the Corporation appertaining to shares of Corporation Stock held by the Trustee. The Accounts of Participants shall be appropriately credited. Shares of Corporation Stock received by the Trustee by reason of a stock split or a stock dividend shall be appropriately allocated to the Accounts of the Participants.

6.4Voting of Corporation Stock. A Participant (or in the event of his death, his Beneficiary) may direct the voting at each annual meeting and at each special meeting of the stockholders of the Corporation of that number of whole shares of Corporation Stock held by the Trustee and attributable to the balances in his K-C Stock Fund Account as of the Valuation Date coincident with the record date for such meeting. Each such Participant (or Beneficiary) will be provided with copies of pertinent proxy solicitation material together with a request for his instructions as to how such shares are to be voted. The Committee shall direct the Trustee to vote such shares in accordance with such instructions and shall also direct the Trustee how to vote any shares of Corporation Stock at any meeting for which it has not received, or is not subject to receiving, such voting instructions. Notwithstanding the foregoing, a Participant’s (or Beneficiary’s) voting instructions shall apply to the balances in the K-C Stock Fund Accounts for all plans maintained by an Employer in which he participates.

6.5Tender Offers. A Participant (or in the event of his death, his Beneficiary) may direct the Trustee in writing how to respond to a tender or exchange offer for any or all whole shares of Corporation Stock held by the Trustee and attributable to the balances in his K-C Stock Fund Account as of the Valuation Date coincident with such offer. The Committee shall notify each Participant (or Beneficiary) and exert its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to stockholders of the Corporation in connection with any such tender or exchange offer. Upon receipt of such instructions, the Trustee shall tender such shares of Corporation Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or Beneficiary) regarding any such tender or exchange offer for such shares of Corporation Stock (or shall receive instructions not to tender or exchange such shares), the Trustee shall have no discretion in such matter and shall take no action with respect thereto. With respect to shares of Corporation Stock in the K-C Stock Fund for which the Trustee is not subject to receiving such instructions, however, the Trustee shall tender such shares in the same ratio as the number of shares for which it receives instructions to tender bears to the total number of shares for which it is subject to receiving instructions, and shall have no discretion in such matter and shall take no action with respect thereto other than as specifically provided in this sentence. Notwithstanding the foregoing, a Participant’s (or Beneficiary’s) voting instructions shall apply to the balances in the K-C Stock Fund Accounts for all plans maintained by an Employer in which he participates.

6.6Administrative Mistake – Investments. If a Participant’s change in investment directive or election for redistribution of investments is advertently overlooked and discovery of such oversight is made within thirty (30) days after the date the Participant receives his next quarterly statement, the change or redistribution will be made as soon as administratively feasible and the Participant’s Accounts will be retroactively changed or redistributed and treated in the same manner as though his directive to change or redistribute had not been overlooked. If discovery of such oversight is made more than thirty (30) days after the date the Participant receives his next quarterly statement, no retroactive correction will be made in the Participant’s Accounts.

ARTICLE VII

DISTRIBUTION OF ACCOUNTS

7.1Accounts to be Distributed.

(a)Termination On or After Attainment of Age 55. If a Participant's employment with an Employer is terminated on or after his attainment of age 55, he shall be fully vested in his Accounts and shall be entitled to receive a distribution of the entire amount then in his Accounts in accordance with Section 7.5.

(b)Termination Upon Death. In the event that the termination of employment of a Participant is caused by his death, or a Terminated Participant dies prior to the first day on which such Terminated Participant's Accounts are payable, the entire amount then in his Accounts shall be paid to his Beneficiary in accordance with Section 7.5 after receipt of acceptable proof of death in accordance with Committee rules. In the case of a Participant who dies while performing qualified military service (as defined in Code section 414(u)), the beneficiaries of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death in accordance with Code section 401(a)(37).

(c)Termination for Other Reasons. If a Participant's employment with an Employer is terminated for any other reason, the Participant shall be entitled to the entire amount in his Employee Accounts and the vested portion of his Employer Accounts. Effective May 1, 2017, any active Participant shall be fully vested in his Employer Accounts as of May 1, 2017 and any newly hired Participant shall be fully vested in contributions and earnings made to his Employer Accounts on or after his date of hire. Prior to May 1, 2017, the Plan required a Participant to have 2 Years of Service to become fully vested in his Employer Accounts.

Notwithstanding the above, effective June 1, 2014, each of the nineteen (19) Employees remaining at the San Antonio Plant with less than two Years of Service under the Plan shall be entitled to the entire amount in his Employee Accounts and Employer Accounts at the time of his Severance from Service Date after June 1, 2014.

(d)Deferred Distributions. Notwithstanding anything in this Article VII to the contrary, if the aggregate value of the Accounts of any Terminated Participant exceeds $7,000 as provided under Code section 411(a)(11), an immediate distribution shall not be made without the consent of the Terminated Participant in accordance with Section 7.5. A Terminated Participant who fails to consent to a distribution under this subsection shall continue to participate as a Terminated Participant and shall be entitled to a distribution of his Employee Accounts and the vested percentage of his Employer Accounts. Upon Timely Notice of request for payment, the Terminated Participant's Employee Accounts and the vested percentage of his Employer Accounts shall be distributed in accordance with the provisions of Section 7.5.

(e)Qualified Distribution from Roth Accounts. A “qualified distribution” from a Participant’s Roth 401(k) Account, Roth Rollover Account, Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted I Account, Roth In-Plan Conversion Restricted II Account and Roth In-Plan Conversion Restricted III Account is non includible in the Participant’s gross income. A qualified distribution is a distribution that is made after the end of a specified nonexclusion period (defined below) and that is (i) made on or after the date on which the Participant attains age 59 ½; (ii) made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant; or (iii) attributable to the Participant being disabled within the definition of Code Section 72(m)(7). The nonexclusion period is the 5-taxable-year period beginning the earlier of: (i) the first taxable year for which the Participant made a Roth 401(k) Contribution to the Roth 401(k) Account under the Plan or made a Roth In-Plan

Conversion; or (ii) if the Participant has a Roth Rollover Contribution from a direct rollover of a designated Roth contribution from another qualified plan to his Roth Rollover Account, then the first taxable year for which the Participant made a designated Roth contribution to such prior plan’s previously established designated Roth account.

7.2Timing of Distributions. A Participant’s election to receive a distribution of his Accounts shall be effective as soon as practicable following Timely Notice and the amount of the distribution shall be determined by the value of the Participant’s interest in any Investment Fund as of the Valuation Date of the distribution. Any forfeiture with respect to the Accounts of the Participant or Terminated Participant shall be determined as of the Valuation Date coincident with such Participant's or Terminated Participant's termination of employment. Distribution of a Participant's Accounts shall be made to him or to his Beneficiary after the termination of his employment and as soon as practicable following his request for a distribution.

7.3Certain Definitions Relating to Distributions and Withdrawals. The following are forms of distribution under the Plan:

(a)All Stock Distribution. An All Stock Distribution of a Participant's Accounts shall mean a single distribution as of the Valuation Date consisting of full shares of Corporation Stock attributable to the Participant's Employee Accounts and to the vested percentage of his Employer Accounts, together with the cash equivalent of the Current Market Value on the Valuation Date of fractional shares of such stock attributable to such Accounts.

(b)Stock and Cash Distribution. A Stock and Cash Distribution of a Participant's Accounts shall mean a single distribution consisting of:

(i)the cash equivalent of the Current Market Value on the Valuation Date of the Participant's Employee Accounts, except his Employee Account in the K-C Stock Fund, and the vested percentage of his Employer Accounts, except his Employer Account in the K-C Stock Fund, and

(ii)full shares of Corporation Stock on the Valuation Date, attributable to the Participant's Employee Account in the K-C Stock Fund and to the vested percentage of his Employer Account in the K-C Stock Fund, together with the cash equivalent of the Current Market Value on the Valuation Date of fractional shares of such stock attributable to such Accounts, and

(iii)the cash equivalent of any other interest attributable to the Participant's Accounts, except the forfeited percentage of his Employer Accounts, on the Valuation Date.

(c)All Cash Distribution. An All Cash Distribution of a Participant's Accounts shall mean the same as a Stock and Cash Distribution, as defined in subsection 7.3(b), except that clause (ii) in said subsection shall be replaced by the following clause:

(ii)the cash equivalent of the Current Market Value as of the Valuation Date of all the shares and fractional shares of Corporation Stock attributable to the Participant's Employee Account in the K-C Stock Fund and to the vested percentage of his Employer Account in the K-C Stock Fund.

7.4Lump Sum and Partial Distributions. A Lump Sum Distribution or a Partial Distribution may be elected by any Participant, Beneficiary, or alternate payee under a Qualified Domestic Relations Order, in the form of an All Cash Distribution, a Stock and Cash Distribution or an All Stock Distribution. A Systematic Withdrawal Payment may be elected by any Participant or spousal Beneficiary, in the form of an All Cash Distribution, a Stock and Cash Distribution or an All Stock Distribution.

7.5Methods of Distribution.

(a)Distribution by Reason of Death. The Beneficiary of a Participant to which subsection 7.1(b) applies shall be entitled to receive a distribution of such Participant's Accounts in any form available pursuant to the terms of the Plan as elected by the Beneficiary. If a Participant designates a Beneficiary other than his spouse at the time of such designation, such designation shall not be valid unless:

(i)the spouse of such Participant consents in writing to each such election or designation and acknowledges its effect, and

(ii)such consent is witnessed by either a notary public or a Plan representative designated by the Committee.

No spousal consent described in the immediately preceding sentence need be furnished, however, with respect to any election or designation if the Committee is satisfied that there is no spouse, that the spouse cannot be located, or that such consent is unobtainable for any other reason provided under regulations of the Internal Revenue Service.

(b)Distribution Upon Termination of Employment for Reasons Other than Death. A Participant who is entitled to receive a distribution of his Accounts due to the termination of his employment for any reason specified in Section 7.1, except death, may on Timely Notice elect to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution or an All Cash Distribution, at any time.

(c)Small Distributions. Notwithstanding any provision of this Section 7.5 to the contrary:

(i)if the aggregate value of a Terminated Participant's Accounts does not exceed $1,000 as provided under Code section 411(a)(11), the Committee shall direct the distribution of the Accounts of any Terminated Participant as an All Stock Distribution, a Stock and Cash Distribution, an All Cash Distribution as elected by the Terminated Participant or his Beneficiary made directly to the Terminated Participant or his Beneficiary, or by a direct rollover of an eligible rollover distribution paid directly to a single eligible retirement plan specified by the Terminated Participant or his Beneficiary as described in Section 7.11. If no earlier election is made, Timely Notice of a request for payment shall be deemed to have been given as of the Valuation Date which is 90 days following notice of the Terminated Participant’s entitlement to a distribution under Section 7.1, and such distribution shall be in the form of an All Cash Distribution.
(ii)if the aggregate value of a Terminated Participant's Accounts exceeds $1,000 but does not exceed $7,000, as provided under Code section 411(a)(11), the Committee hall direct the distribution of the Accounts of any Terminated Participant as an All Stock Distribution, a Stock and Cash Distribution, an All Cash Distribution as elected by the Terminated Participant or his Beneficiary made directly to the Terminated Participant or his Beneficiary, or by a direct rollover of an eligible rollover distribution paid directly to a single eligible retirement plan specified by the Terminated Participant or his Beneficiary as described in Section 7.11. If no earlier election is made, Timely Notice of a request for payment shall be deemed to have been given as of the Valuation Date which is 90 days following notice of the Terminated Participant’s entitlement to a distribution under Section 7.1, and such distribution shall be in the form of an All Cash Distribution made directly to the Terminated Participant or his Beneficiary by a mandatory rollover to an individual retirement account described in Code section 408(a) as selected by the Committee.

7.6Miscellaneous.

(a)For the purpose of the Plan, no termination of employment will be deemed to have occurred in any instance where the person involved remains in Service or is re-employed by an Employer prior to receiving a distribution of his Accounts.

(b)In the event of the death, prior to his receipt of a distribution, of a Participant who at the time of his death was entitled to receive distribution and elected to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution, or an All Cash Distribution, and if the Committee has notice of the Participant's death prior to such distribution, then such distribution shall be made to the Participant's Beneficiary by the same method as it would have been made to the Participant but for his death.
(c)Notwithstanding anything in this Article VII to the contrary, the distribution provisions of this Article VII shall not apply for a Terminated Participant or Participant whose qualified domestic relations order is pending approval by the Plan Administrator.

(d)No distribution shall be made directly from the Self-Directed Brokerage Account. A distribution of funds allocated to the Self-Directed Brokerage Account must first be transferred or reallocated to the Participant's or Beneficiary's Accounts in one or more of the Core Investment Funds.

(e)A Participant performing services in the uniformed services described in Code Section 414(u)(12)(B) while on active duty for a period of more than thirty days shall be treated as having a severance from employment under Section 7.12(a) of the Plan and may request a distribution of his Pre-Tax Contributions, Roth 401(k) Contributions, and any earnings thereon. If the Participant elects to receive a distribution under this Section 7.6(e), such Participant’s Contributions shall be suspended for a period of six months beginning on the date of distribution.

7.7Required Distributions. Effective for distributions required to be made on or after January 1, 2023, with respect to an individual who attains age 72 after such date, the following rules in this Section 7.7 shall apply.

(a)General Rules: Notwithstanding any provision of the Plan to the contrary, a Participant's Accounts shall be distributed on:

(i)the 60th day after the latest of:

(A)the close of the Plan Year in which the Participant attains age 65,

(B)the close of the Plan Year which includes the date 10 years after the date the Participant first commenced participating in the Plan, or

(C)the close of the Plan Year in which the Participant terminated employment with his Employer.

unless the Participant defers his election to a later date, which can be no later than the date specified in 7.7(a)(ii) below. This date shall be the Required Beginning Date:

(ii)With respect to a Participant other than a Participant who is a five percent owner as defined in Code section 401(a)(9), April 1 of the calendar year following the later of

(A)the calendar year in which the Participant attains age 72, or

(B)the calendar year in which the Participant retires or terminates employment.

With respect to a Participant who is a five percent owner as defined in Code section 401(a)(9), April 1 of the calendar year following the year in which the Participant attains age 72.

(iii)The Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the final and temporary regulations under Code section 401(a)(9) that were issued on April 17, 2002.

(b)Death of Participant Before Distributions Begin: The Accounts of a Participant shall be distributed to a Beneficiary:

(i)who is the surviving spouse and Participant's sole designated Beneficiary, commencing on or before December 31 of the later of:

(A)the calendar year in which the Participant would have attained age 73 (only applicable if a Participant dies prior to the Required Beginning Date as determined in subsection 7.7(a)(ii)), or

(B)the calendar year following the year of the Participant’s death, or

(C)such other period specified under the requirements of Code section 401(a)(9) and the regulations thereunder.

(ii)who is not the surviving spouse, commencing on or before December 31 of:

(A)the calendar year following the year of the Participant’s death, or

(B)such other period specified under the requirements of Code section 401(a)(9) and the regulations thereunder.

(iii)If the Participant has no designated Beneficiary as of September 30 of the year following the year of the Participant's death, and the Participant dies prior to the Required Beginning Date as determined in subsection 7.7(a)(ii), distribution of the Accounts of the Participant must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv)If the Participant's surviving spouse is the Participant's sole Beneficiary, and the surviving spouse dies after the Participant, but before distributions to the surviving spouse begin, subsections 7.7(b)(ii) and 7.7(b)(iii) will apply as if the surviving spouse were the Participant.

For purposes of this subsection 7.7(b), 7.7(d) and subsection 7.7(e), unless subsection 7.7(b)(iv) applies, distributions are considered to begin on the Participant's Required Beginning Date. If subsection 7.7(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 7.7(b)(i).

Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with subsections 7.7(c), 7.7(d) and 7.7(e).

(c)Required Minimum Distributions During Participant's Lifetime: During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year shall be the lesser of:

(i)the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year, or

(ii)if the Participant's sole Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the regulations, using the Participant's and spouse's attained as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this subsection 7.7(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)Required Minimum Distributions After Participant's Death: If the Participant dies on or after the date distributions begin and there is a Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining Life Expectancy of the Participant's or the remaining Life Expectancy of the Participant's Beneficiary, determined as follows:

(i)The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)If the Participant's surviving spouse is the Participant's sole Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent year.

(iii)If the Participant's surviving spouse is not the Participant's sole Beneficiary, the Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(iv)If the Participant dies on or after the date distributions begin and there is no Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(e)Death Before Distributions Begin:

(i)If the Participant dies before the date distributions begin and there is a Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining Life Expectancy of the Participant's Beneficiary, determined as provided in subsection 7.7(d).

(ii)If the Participant dies before the date distributions begin and there is no Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection 7.7(b)(i), this subsection 7.7(e) will apply as if the surviving spouse were the Participant .

(f)All distributions from the Plan shall be made in accordance with the requirements of Code section 401(a)(9), including Code section 401(a)(9)(G), and the regulations and the Internal Revenue Service rulings and other interpretations issued thereunder. The provisions of Section 7.7 override any distribution options in the Plan inconsistent with Code section 401(a)(9). Notwithstanding the other provisions of Section 7.7, distributions may be made under a designation made before January 1, 1984, in accordance with Sec. 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Sec. 242(b)(2) of TEFRA.

(g)The Committee may, in its discretion, establish procedures for making such required distributions consistent with the provisions hereof.

7.8Unclaimed Benefits. During the time when a benefit hereunder is payable to any Terminated Participant or, if deceased, his Beneficiary, the Committee shall mail by regular mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within 12 months from the mailing of such demand, then the Committee may, under rules established by the Committee, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be treated as a forfeiture for the Plan Year within which such 12-month period ends, but shall be subject to restoration through an Employer Contribution if the lost Participant or such Beneficiary later files a claim for such benefit.

Outstanding checks issued from an active Participant’s Account, or a Terminated Participant’s Account for which there is a balance greater than $0, shall be stopped if not presented for payment within 180 days from the date of issuance. The net check amount (excluding any tax withholding, if applicable) will be re-deposited proportionally to the Participant’s Accounts from which the funds were originally withdrawn and such amounts shall be reinvested based on the Participant’s current election or default under Section 6.1, which may include Managed Accounts; except for the following check types which shall be deposited into the Plan’s forfeiture account, which forfeitures shall be used as other forfeitures under the Plan:

(i)Minimum required distributions;
(ii)Return of excess distributions; and
(iii)Checks issued to correct Plan operational failures.

If a Participant requests reissuance of a check that has been deposited into the Plan’s forfeiture account, a check will be reissued to the Participant from the Plan’s forfeiture account.

7.9Form of ESOP Benefit. Notwithstanding anything in the Plan to the contrary but subject to the provisions of subsections 7.5(c) and 7.7, the form of benefit payment available to a Participant, unless the Participant elects otherwise, shall be substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant whose vested portion of his Accounts exceeds $800,000 (as adjusted by legislation or for cost-of-living increases), five (5) years plus one (1) additional year (not exceeding five (5) additional years) for each $160,000 (or fraction of $160,000) (as adjusted by legislation or for cost-of-living increases) by which the vested portion of his Accounts exceeds $800,000 (as adjusted by legislation or for cost-of-living increases).

7.10ESOP Cash Dividend Distributions.

(a)A Participant, or if the Participant has died, his Beneficiary, may elect to have cash dividends on Corporation Stock allocated to the Participant's Accounts distributed to him under this Section. Dividends retained in the Trust under this Section shall be invested as directed under Section 3.9, after the initial investment in the K-C Stock Fund. Notwithstanding both the dollar amount (if any) of any election under this Section and the preceding provisions of this Section, the amount actually paid under this Section shall not exceed the lesser of (i) the electing Participant's share of the dividends subject to such election and (ii) his balance in his Accounts at the time of payment. A dividend payment shall not be made to a Participant or Beneficiary whose qualified domestic relations order is pending approval by the Plan Administrator.

(b)Notwithstanding subsection 7.10(a) above, a Participant may affirmatively elect prior to the ex-dividend date to have 100% of the dividends paid to the Trust on Corporation Stock allocated to such Participant's K-C Stock Fund on the dividend payment date or to have 100% of the cash dividends paid to the Participant in cash and distributed to him on or after the dividend payment date. A Participant's election to receive such cash dividends allocated to his K-C Stock Fund becomes irrevocable as of 11:59 p.m. (Eastern Time) on the day prior to the ex-dividend date related to such dividend. An election under this subsection shall remain in effect for each subsequent dividend payment as long as a Participant is eligible to receive a distribution or, if earlier, until changed by the Participant. Dividends are paid quarterly as soon as administratively possible, on or after the dividend payment date. Dividends that are paid at the end of the Plan Year will be distributed no later than 90 days after the close of the Plan Year in which the dividends were payable.

(c)Notwithstanding any other provisions of Section 7.1, a Participant shall be fully vested in any dividends paid to the Trust on Corporation Stock, and shall be entitled to receive a distribution of the entire amount of such dividends allocated to his Accounts in accordance with Section 7.7.

7.11Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to a single eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this Section, the following definitions shall apply:

(a)An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years of more; any distribution to the extent that such distribution is required under Code section 401(a)(9); and any hardship distribution.

(b)An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), an annuity contract described in Code section 403(b), or an eligible plan under Code section 457(b) which is maintained by an employer described in Code section 457(e)(1)(A) and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of a nonspouse designated beneficiary of the Participant, an eligible retirement plan is limited to an individual retirement plan as described in section 402(c)(8)B(i) or (ii) of the Code established for the purpose of receiving the distribution.

(c)A "distributee" includes a Participant. The Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse. A distributee also including the nonspouse designated beneficiary of a deceased Employee as defined in Code section 402(c)(11).

(d)A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee. For a nonspouse designated beneficiary, the payment must be a direct trustee-to-trustee transfer.

(e)A “qualified rollover contribution” is a direct rollover of a distribution from a Participant’s Roth 401(k) Account or Roth Rollover Account under the Plan and as described in Code section 408A(e). The Roth 401(k) Account or Roth Rollover Account will only be made from the Plan to: (i) another designated Roth account of the Participant under an applicable retirement plan described in Code 402(A)(e)(1), or (ii) a Roth IRA in a direct rollover subject to the rules and provisions set forth in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).
This Section shall not be construed to alter any of the requirements for distributions or withdrawals under the remaining provisions of this Article VII and the provisions of Article VIII.

7.12Limitations on Distribution of Pre-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, Pre-Tax Contributions and earnings thereon (except for the withdrawal of earnings provided under subsection 8.2(b)) shall not be distributed before one of the following events:
(a)the Eligible Employee's death, disability (as defined below), or severance from employment, as provided under Code section 401(k) and applicable regulations;

(b)the Eligible Employee's attainment of age 59½ or the Eligible Employee's hardship, as provided under Code section 401(k) and applicable regulations;

(c)the termination of the Plan without the establishment or maintenance of a successor plan, as provided under Code section 401(k) and applicable regulations;
Disability means that the Participant has been determined by the Social Security Administration to be disabled and entitled to receive Social Security Disability benefits under Title II of the Federal Social Security Act.  Only a Participant who is determined by the Social Security Administration to be entitled to receive Social Security Disability benefits shall be determined by the Committee to be disabled for purposes of this Plan.

7.13Jackson Products, Inc. 401(k) Plan Benefit. The vested account balance (“Jackson Account”) of each remaining participant (the “Jackson Participant”) in the Jackson Products Inc., Retirement and Profit Sharing Plan (the “Jackson 401(k) Plan”) shall be transferred to this Plan. Such amount representing contributions shall be transferred to and held in the Pre-Tax Account, Company Match Safe Harbor Account, After-Tax Account, Profit Sharing Account and Rollover Account.

Such Jackson Account shall be invested according to the Jackson Participant’s existing elections under the Jackson 401(k) Plan in the Stable Income Fund (for amounts transferred from the SF Guaranteed Interest Account (Bapson Capital) in the Jackson 401(k) Plan), the Bond Index Fund (for amounts transferred from the PRM Core Bond Fund (Bapson Capital) and Prm High Yield (Bapson Capital) in the Jackson 401(k) Plan), the Target Date Conservative Fund (for amounts transferred from the Destination Retirement Income in the Jackson 401(k) Plan), the Target Date 2015 Fund (for amounts transferred from the Destination Retirement 2010 Fund in the Jackson 401(k) Plan), the Target Date 2025 Fund (for amounts transferred from the Destination Retirement 2020 Fund in the Jackson 401(k) Plan), the Target Date 2035 Fund (for amounts transferred from the Destination Retirement 2030 Fund in the Jackson 401(k) Plan), the Target Date 2045 Fund (for amounts transferred from the Destination Retirement 2040 Fund and Destination Retirement 2050 Fund in the Jackson 401(k) Plan), the Large

Cap Value Index Fund (for amounts transferred from the Sel Fundamental Value Fund (Wellington) and Select Focused Value Fund (Harris) in the Jackson 401(k) Plan), the Stock Index Fund (for amounts transferred from the Sel Indexed Equity Fund (Northern Trust), the Prem Main Street Fund (OFI Inst), and the Leveraged Company Stock Fund (Fidelity Advisor) in the Jackson 401(k) Plan, the Large Cap Growth Index Fund (for amounts transferred from the American Funds Growth Fund of America and the Select Mid Cap Growth Equity II Fund (T. Rowe Price) in the Jackson 401(k) Plan), the Small Cap Index Fund (for amounts transferred from the Oppenheimer Small & Mid Cap Value Fund, the Prm Small Company Opportunities Fund (OFI Inst) and the Select Small Company Growth Fund (Boston Co/Eagle) in the Jackson 401(k) Plan), and the International Index Fund (for amounts transferred from the Thornburg International Value Fund and the Prm International Equity Fund (OFI Inst) in the Jackson 401(k) Plan), subject to reallocation by the Jackson Participant pursuant to Section 3.8 hereof.

The Jackson Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his Jackson Account, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Company Matching Contributions under Article IV by reason of such transfer. The Jackson Participant may request a distribution of his Jackson Account in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

7.14Waiver of 2009 Required Minimum Distribution. Notwithstanding Section 7.7 of the Plan, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. A direct rollover will be offered for distributions that would be eligible rollover distributions without regard to Code section 401(a)(9)(H).

7.15Kimtech 401(k) & RCP Benefit. The vested account balances (“Kimtech Accounts”) of each hourly organized Kimtech Machinists and Kimtech Machinery Installation Union Participant (the “Kimtech Participant”) in the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan (the “RCP Plan”) shall be transferred to this Plan. Such amount representing contributions shall be transferred to and held in the applicable Pre-Tax Account, Company Matching Account, After-Tax Account, Roth 401(k) Account, Retirement Contribution Account, After-Tax Rollover Account, Roth Rollover Account and Rollover Account.

Such Kimtech Account shall remain invested according to the Kimtech Participant’s existing elections under the RCP Plan, subject to reallocation by the Kimtech Participant pursuant to Section 3.8 hereof. Any Beneficiary designation, contribution election, including a deemed election, or loan shall be transferred to this Plan from the RCP Plan relating to the Kimtech Participant and continue to apply as if entered into under this Plan.

The Kimtech Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his Kimtech Accounts, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Employer Contributions under Article IV by reason of such transfer. The Kimtech Participant may request a distribution of his Kimtech Accounts in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

7.16I-Flow Corporation Retirement Savings Plan Benefit. The vested account balance (“I-Flow Account”) of each remaining participant (the “I-Flow Participant”) in the I-Flow Corporation Retirement Savings Plan (the “I-Flow Retirement Plan”) shall be transferred to this Plan. Such amount representing contributions shall be transferred to and held in the Pre-Tax Account, Company Match Safe Harbor Account, After-Tax Rollover Account, Profit Sharing Account, Rollover Account and Roth 401(k) Account.

Such I-Flow Account shall be invested according to the I-Flow Participant’s existing elections under the I-Flow Retirement Plan in the Small Cap Index Fund (for amounts transferred from the SmallCap World Index Fund in the I-Flow Retirement Plan), the International Index Fund (for amounts transferred from the New World Fund, the EuroPacific Growth Fund, the New Perspective Fund and the Capital World Growth & Income Fund in the I-Flow Retirement Plan), the Large Cap Growth Index Fund (for amounts transferred from the Growth Fund of America Fund in the I-Flow Retirement Plan), the Large Cap Value Index Fund (for amounts transferred from the Capital Income Builder Fund in the I-Flow Retirement Plan), the Large Cap Stock Index Fund (for amounts transferred from the Fundamental Investors Fund, the Investment Company of America Fund and the American Balanced Funds in the I-Flow Retirement Plan), the Bond Index Fund (for amounts transferred from the Capital World Bond Fund and the Bond Fund of America in the I-Flow Retirement Plan), and the Money Market Fund (for amounts transferred from the U.S. Government Securities Fund and the American Funds Money Market Fund in the I-Flow Retirement Plan), subject to reallocation by the I-Flow Participant pursuant to Section 3.8 hereof.

The I-Flow Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his I-Flow Account, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Company Matching Contributions or Profit Sharing Contributions under Article IV by reason of such transfer. The I-Flow Participant may request a distribution of his I-Flow Account in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

7.17AcryMed, Inc. 401(k) Retirement Savings Plan Benefit. The vested account balance (“AcryMed Account”) of each remaining participant (the “AcryMed Participant”) in the AcryMed, Inc. 401(k) Retirement Savings Plan (the “AcryMed 401(k) Plan”) shall be transferred to this Plan. Such amount representing contributions shall be transferred to and held in the Pre-Tax Account, Company Match Safe Harbor Account, Profit Sharing Account, and Rollover Account.

Such AcryMed Account shall be invested according to the AcryMed Participant’s existing elections under the AcryMed 401(k) Plan in the Bond Index Fund (for amounts transferred from the Franklin Total Return Fund and the Loomis Sayles Investment Grade Bond Fund, in the AcryMed 401(k) Plan), the Money Market Fund (for amounts transferred from the Transamerica High Yield Bond Fund, the Oppenheimer International Bond Fund, the Fidelity Advisor Leveraged Company Fund, the American Funds Smallcap World Fund, the Vanguard European Stock Index Fund, the Vanguard Pacific Stock Index Fund, the Calvert Social Investment Fund, the Columbia Convertible Securities Fund, the Evergreen Precious Metals Fund, the Evergreen Utility and Telecommunications Fund, the First American Real Estate Securities Fund, the Franklin Biotechnology Discovery Fund, the Ivy Science & Technology Fund, the Jennison Natural Resources Fund, the Jennison Utility Fund, the Mutual Financial Services Fund, the Transamerica Cash Management Fund, the Transamerica Balanced Fund, the Oppenheimer Global Fund and the SSgA MSCI Emerging Markets Fund in the AcryMed 401(k) Plan), the Target Date Conservative Fund (for amounts transferred from the Vanguard Target Retirement 2005 Fund in the AcryMed 401(k) Plan), the Target Date 2015 Fund (for amounts transferred from the Vanguard Target Retirement 2015 Fund in the AcryMed 401(k) Plan), the Target Date 2025 Fund (for amounts transferred from the Vanguard Target Retirement 2025 Fund in the AcryMed 401(k) Plan), the Target Date 2035 Fund (for amounts transferred from the Vanguard Target Retirement 2035 Fund in the AcryMed 401(k) Plan), the Target Date 2045 Fund (for amounts transferred from the Vanguard Target Retirement 2045 Fund in the AcryMed 401(k) Plan), the Large Cap Growth Index Fund (for amounts transferred from the American Funds Fundamental Investors Fund, the Alger Capital Appreciation Retirement Fund, the First American Mid Cap Growth Opp Fund, Thornburg Core Growth Fund, and the Janus Capital Appreciation Fund in the AcryMed 401(k)

Plan), the Large Cap Value Index Fund (for amounts transferred from the Pioneer Cullen Value Fund, the Transamerica Partners Mid Value Fund, the Mutual Quest Fund, and the Neuberger Berman Partners Fund in the AcryMed 401(k) Plan), the Large Cap Stock Index Fund (for amounts transferred from the Fidelity VIP II Contrafund Fund and the SSgA Mid-Cap Index Fund in the AcryMed 401(k) Plan), the Small Cap Index Fund (for amounts transferred from the Alger SmallCap Growth Fund, the American Century Small Cap Value Fund, the Neuberger Berman Genesis Fund, Oppenheimer Main Street Small Cap Fund, and the Transamerica Small/Mid Cap Value Fund in the AcryMed 401(k) Plan), the International Index Fund (for amounts transferred from the Alliance Bernstein International Value Fund, the American Funds EuroPacific Growth Fund and the Janus Adviser International Growth Fund in the AcryMed 401(k) Plan), subject to reallocation by the AcryMed Participant pursuant to Section 3.8 hereof.

The AcryMed Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his AcryMed Account, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Company Matching Contributions or Profit Sharing Contributions under Article IV by reason of such transfer. The AcryMed Participant may request a distribution of his AcryMed Account in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

7.18Chester, Marinette, Mobile, Neenah Cold Spring Facility (including former Lakeview satellite employees) and Everett 401(k) & RCP Benefit. Effective December 31, 2014, at 11:59 p.m., the vested account balances (“RCP Accounts”) of each hourly organized Chester, Marinette, Mobile, Neenah Cold Spring Facility (including former Lakeview satellite employees) and Everett Participant (the “Collectively Bargained Participant”) in the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan (the “RCP Plan”) shall be transferred from the RCP Plan to this Plan on January 1, 2015. Such amount representing contributions shall be transferred to and held in the applicable Pre-Tax Account, Company Matching Account, After-Tax Account, Roth 401(k) Account, Retirement Contribution Account, After-Tax Rollover Account, Roth Rollover Account and Rollover Account.

Such RCP Account shall remain invested according to the Collectively Bargained Participant’s existing elections under the RCP Plan, subject to reallocation by the Collectively Bargained Participant pursuant to Section 3.8 hereof. Any Beneficiary designation, contribution election, including a deemed election, or loan shall be transferred to this Plan from the RCP Plan relating to the Collectively Bargained Participant and continue to apply as if entered into under this Plan.

The Collectively Bargained Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his RCP Accounts, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Employer Contributions under Article IV by reason of such transfer. The Collectively Bargained Participant may request a distribution of his RCP Accounts in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

7.19Fullerton Mill Participants 401(k) & RCP Benefit. Effective March 20, 2015, at 11:59 p.m., the vested account balances (“RCP Accounts”) of each hourly organized Fullerton Mill Participant (the “Collectively Bargained Participant”) in the Kimberly-Clark Corporation 401(k) and Retirement Contribution Plan (the “RCP Plan”) shall be transferred from the RCP Plan to this Plan on March 21, 2015. Such amount representing contributions shall be transferred to and held in the applicable Pre-Tax Account, Company Matching Account, After-Tax Account, Roth 401(k) Account, Retirement Contribution Account, After-Tax Rollover Account, Roth Rollover Account and Rollover Account.

Such RCP Account shall remain invested according to the Collectively Bargained Participant’s existing elections under the RCP Plan, subject to reallocation by the Collectively Bargained Participant pursuant to Section 3.8 hereof. Any Beneficiary designation, contribution election, including a deemed election, or loan shall be transferred to this Plan from the RCP Plan relating to the Collectively Bargained Participant and continue to apply as if entered into under this Plan.

The Collectively Bargained Participant who is not otherwise eligible under the Plan shall participate in the Plan hereunder only to the extent of his RCP Accounts, and shall not be eligible to make Pre-Tax Contributions, Roth 401(k) Contributions or After-Tax Contributions under Article III or to receive Employer Contributions under Article IV by reason of such transfer. The Collectively Bargained Participant may request a distribution of his RCP Accounts in the Plan in accordance with the applicable provisions of this Article VII and Article VIII.

ARTICLE VIII

WITHDRAWALS AND LOANS

8.1Regular Withdrawals. A Participant, subject to the conditions stated below, may make the following regular withdrawals:

(a)Such amounts as the Participant may elect from the After-Tax Contribution, vested Company Matching Contribution, and After-Tax Rollover Contribution sections of his Account; provided, such amounts (disregarding earnings and losses) have been in the Plan for at least 24 months;

(b)Such amounts as the Participant may elect from his Rollover Account and Roth Rollover Account; and

(c)Participant who has attained age 59½ may withdraw such amounts as he may elect from the Pre-Tax Contributions, Roth 401(k) Account, and vested Company Match Safe Harbor Account sections of his Account.

Regular withdrawals for any Participant are limited to two (2) per calendar year.

Any Participant not otherwise described above shall not be eligible to make withdrawals from his Employer Accounts.

8.2Hardship Withdrawals.

(a)Upon the application of any Participant who has not attained age 59½, the Committee, in accordance with its uniform nondiscriminatory rules, may permit such Participant to withdraw all or a portion (subject to subsection (b) below) of the amount in the Pre-Tax Contributions section of his Account if the Participant is able to demonstrate financial hardship and provided, however, that all amounts available as regular withdrawals described in Section 8.1 shall first be withdrawn. A Participant shall be considered to have demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet his immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. A Participant making application under this Section 8.2 shall have the burden of demonstrating a financial hardship to the Committee, and the Committee shall not permit withdrawal under this subsection without first receiving such proof.

The Participant will be deemed to have demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of:

(i)expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B);

(iv)payments necessary to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(v)payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B)); or

(vi)expenses for the repair of damages to a Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of gross income).

(b)Moreover, the Participant will be deemed to have demonstrated that the amount of the withdrawal is unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:

(i)the Participant represents that the distribution is not in excess of the amount of his immediate and heavy financial needs, except that the withdrawal may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal; and

(ii)the Participant has obtained all currently available distributions, including employee stock ownership plan distributions and dividends under Code section 404(k) (but not hardship distributions).

If a Participant’s Contributions are under a six-month suspension for a hardship withdrawal made prior to January 1, 2019, the six-month suspension shall cease as of January 1, 2019 and such Participant may elect to make a change to the Participant Contribution rate during the election period specified by the Plan Administrator. If no change is elected during the election period, the Pre-Tax Contributions will automatically be reinstated as soon as administratively possible after January 1, 2019 under the Plan in such amount as previously elected by the Participant.

(c)No hardship withdrawal shall exceed the balance then credited to the Participant's Pre-Tax Contributions section of his Account (or, if less, the Current Market Value thereof), and effective January 1, 2019, earnings on such Contributions, including earnings accrued after December 31, 1988.

8.3Distribution of Withdrawals.

(a)Regular Withdrawals. Regular withdrawals under Section 8.1 of the Plan shall be permitted as of any Valuation Date following Timely Notice. A distribution of a withdrawal shall be made as soon as practicable after the withdrawal request or such other time as specified by Committee rule. A Participant who is entitled to receive a regular withdrawal may on Timely Notice elect to receive such distribution in the form of an All Stock Distribution, a Stock and Cash Distribution or an All Cash Distribution.

(b)Hardship Withdrawals. If a Participant's application for a hardship withdrawal is approved, the effective date for such withdrawal shall be the Valuation Date coincident with or immediately following such approval. If the Participant's application for a hardship withdrawal is denied and, on appeal, subsequently approved, the effective date for such withdrawal shall be the Valuation Date coincident with or immediately following the date of the Committee's decision on the appeal. Hardship withdrawals will be made only in the form of an All Cash Distribution. Pre-tax Contributions (excluding applicable earnings) converted in a Roth In-Plan Conversion are available for hardship withdrawals in accordance with rules otherwise applicable to Pre-Tax Contributions under the Plan.

8.4Miscellaneous.

(a)Notwithstanding anything in this Article VIII to the contrary, the withdrawal and loan provisions of this Article VIII shall not apply for Terminated Participants or Participants whose qualified domestic relations order is pending approval by the Plan Administrator. Additionally notwithstanding anything in this Article VIII to the contrary, the loan provisions of this Article VIII shall not apply to a Participant who is not paid for Service under the United States based payroll.

(b)In the event of the death of a Participant on or after the Valuation Date with respect to which the Participant has elected to make a withdrawal, but prior to the actual distribution thereof, and if the Committee has notice of the Participant's death prior to such distribution, then such distribution shall be made to the Participant's Beneficiary by the same method as it would have been made to the Participant but for his death.

(c)No withdrawal shall be made directly from the Self-Directed Brokerage Account. A withdrawal of funds allocated to the Self-Directed Brokerage Account must first be transferred or reallocated to the Participant's or Beneficiary's Accounts in one or more of the Core Investment Funds.

(d)No withdrawals may be made from a Participant’s Profit Sharing Account and Retirement Contribution Account. Notwithstanding the foregoing, a Terminated Participant may, by making a request in the manner prescribed by the Committee, withdraw all or any portion of the total value of the vested portion of his Profit Sharing Account and Retirement Contribution Account.

(e)No withdrawals may be made for Company Match Safe Harbor Contributions until a Participant’s employment with an Employer is terminated (death, disability or severance from employment) or a Participant has attained age 59 ½.

8.5Waiver of Right to Withdraw. A Participant who is on an assignment outside of the United States may waive his right to make a withdrawal pursuant to this Article VIII. Any such waiver shall be in writing, in a form acceptable to the Committee and signed by the Participant, and shall be irrevocable. The duration of a waiver hereunder may be for a stated period or until the occurrence of a specified event, at the election of the Participant, but in absence of such an election the waiver shall expire upon termination or completion of the Participant's assignment outside the United States.

8.6Participant Loans. For purposes of this Section 8.6, “Participant” shall mean a Participant who is a “party in interest” as defined in ERISA section 3(14). Loans shall be available to Participants on a reasonably equivalent basis on the following conditions:

(a)A Participant may, on Timely Notice, request a loan from the Plan under the following terms and conditions, provided that such Participant may not request a loan from the Plan if the Participant has an outstanding loan (whether such outstanding loan has become a deemed distribution under Code section 72(p)) from the Plan at the time of such request. Also, a new loan may not be requested until thirty calendar days after the outstanding loan has been paid in full.

(b)Loan amounts shall be at least $1,000 and shall not exceed the lesser of (i) 50% of the aggregate value of the vested balance of all the Participant’s Account (except Retirement Contributions Account, Profit Sharing Account, and Roth In-Plan Conversion Restricted III Account) as of the date of the loan request, less any amounts payable for pending withdrawal or (ii) $50,000 (reduced by the highest outstanding loan balance under the Plan during the one-year period ending on the day before the date on which the loan is made). Loans under any other qualified plan sponsored by the Employer or an Affiliated Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

Notwithstanding any other provision in the Plan for purposes of this Section (b)(i), the vested balance of the Retirement Contributions Account, Profit Sharing Account, and Roth In-Plan Conversion Restricted III Account shall be included for a loan requested between November 17, 2017 and November 30, 2017.

(c)Loans shall be classified as either a General Purpose Loan or a Primary Residence Loan.

(i)A General Purpose Loan may be requested on Timely Notice for any purpose other than for the purchase of a primary residence for the Participant. General Purchase Loans shall be for at least a 1 year term and not to exceed 4 years from the date of the loan.

(ii)A Primary Residence Loan may be requested on Timely Notice for the purchase (excluding mortgage payments) or construction of a Participant’s primary residence and may be made only upon receipt of proper documentation from the Participant. Primary Residence Loans shall be for at least a 1 year term and not to exceed 10 years from the date of the loan.

Notwithstanding the above, if an AcryMed Participant had a Primary Residence Loan at the time he became a Participant under the Plan, the Primary Residence Loan shall be for at least a 1 year term and not to exceed 30 years from the initial date of the loan.

(d)Loans shall be nonrenewable and nonexpendable. Loans shall be repaid through payroll deduction for active Participants or through ACH from Terminated Participants.

(e)Loans shall be repaid (principal and interest) in periodic payments (not less frequently than quarterly) with substantially level amortization required over the term of the loan.

Notwithstanding the foregoing, a Participant with an outstanding loan who is on an unpaid leave of absence with the Employer (other than military leave), the loan payments are automatically suspended at the commencement of such leave of absence, for a period that is the lesser of (i) the period of the leave of absence or (ii) 12 months. The loan payments (including interest that accrues during the leave of absence) will automatically begin upon the return from unpaid leave of absence with the Employer (or if earlier, the first anniversary of the leave of absence) with the amount of such periodic payments to be at a level amortization over the remaining period of the loan extended for the period of leave. However, the loan must be repaid by the latest date permitted under Code section 72(p)(2)(B) and the amount of the installments due after the leave ends must not be less than the amount required under the terms of the original loan. For loans whose term would pass the latest date permitted, the amount of the loan will be reamortized to be paid by the latest date permitted under Code section 72(p)(2)(B).

Notwithstanding the above, if a Participant with an outstanding loan is a uniformed services Employee on military leave pursuant to Code section 414(u)(4), the loan payments are automatically suspended at the commencement of such leave of absence. The loan payments (including interest that accrues during the military service not to exceed the maximum permissible amount allowed by law) will automatically begin upon the return from military service with the amount of such periodic payments to be at a level amortization over the remaining period of the loan extended by the period absence. However, the loan must be repaid by the latest date permitted under Code section 72(p)(2)(B) plus the period of military service and the amount of the installments due after the leave ends must not be less than the amount required under the terms of the original loan. Notwithstanding the foregoing, loan payments will be suspended under this Plan as permitted under Code section 414(u)(4).

Also notwithstanding the above, a Participant whose Contributions are suspended pursuant to Section 3.7 may not elect to suspend his loan repayments.

If the aggregate value of a Terminated Participant’s Accounts exceeds $5,000 pursuant to Section 7.5(c) of the Plan, the Participant will be allowed to continue to make loan payments for the remainder of the loan term; provided, however if the aggregate value of the Terminated Participant’s Accounts in the Plan does not exceed $5,000, the Participant may repay the outstanding loan balance and accrued interest pursuant to the terms of this Section 8.6, prior to the Valuation Date and distribution specified in Section 7.5(c) of the Plan.

(f)Loans may be prepaid in full at any time without penalty. Partial prepayments are permitted.

(g)Each Participant receiving a loan hereunder shall receive a promissory note reflecting the charges involved in the transaction, including the dollar amount and annual interest rate of the finance charges.

(h)All loans hereunder shall be considered investments of a segregated account of the Trust directed by the borrower. All loans shall be secured by up to 50% of the vested portion of the Participant’s Accounts, less any portion of the Participant’s Account which has been assigned to an alternate payee under a qualified domestic relations order, to the extent necessary to secure the outstanding loan amount and applied to the Participant’s Accounts. No additional security shall be permitted.

(i)Interest shall be charged at a rate determined by the Committee and shall be determined with regard to interest rates currently being charged on similar commercial loans by persons in the business of lending money.

(j)Any loan made to a Participant hereunder shall be evidenced by a promissory note which shall be executed by the Participant in such manner and form as the Committee shall determine. Such promissory note shall contain the irrevocable consent of the Participant to payroll deductions.

(k)Fees chargeable in connection with a Participant’s loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Committee, against the Participant’s Account to whom the loan is granted.

(l)All loans shall be made from the Participant’s Accounts and pro rata from the Core Investment Funds in which such Participant’s Account are then invested. If the requested loan amount exceeds the amount available in the Participant's Core Investment Fund Accounts, the Participant shall be required to transfer the remainder from the Self-Directed Brokerage Account into one or more of the Core Investment Funds before the loan will be issued. The loans from the Participant’s Account prior to May 1, 2017, shall be deemed taken in the following order: After-Tax Rollover Account, After-Tax Account, Rollover Account, Roth Rollover Account, Roth 401(k) Account, Pre-Tax Account, Company Matching Account, and Company Match Safe Harbor Account. Loans from Participant Accounts on or after May 1, 2017, shall be taken pro rata from the following Participant Accounts: After-Tax Rollover Account, After-Tax Account, Rollover Account, Roth Rollover Account, Roth 401(k) Account, Pre-Tax Account, Company Matching Account, Company Match Safe Harbor Account, Roth In-Plan Conversion Account, Roth In-Plan Conversion Restricted Account I and Roth In-Plan Conversion Restricted Account II. The following are not available for a loan from the following Participant’s Account: Retirement Contributions Account, Profit Sharing Contributions Account or Roth In-Plan Conversion Restricted Account III.
(m)Loan repayments to the Plan by the Participant shall be made on an after-tax basis and shall be proportionately allocated to the Participant’s Account to the sources from which the original loan was depleted and shall be invested in the available Investment Funds on the basis of the Participant’s current investment election under Section 3.5 in effect at the time of such loan repayment.
(n)In the event that the Participant fails to make any required loan repayment before a loan is repaid in full and after any grace period adopted by the Committee, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable, unless the Committee determines otherwise. In the event that a loan becomes immediately due and payable (in “default”) pursuant to this Section 8.6, the Participant may satisfy the loan by paying the outstanding balance in full within such time as may be specified by the Committee in a uniform and nondiscriminatory manner. In the event of the Participant’s death, the Participant’s spousal Beneficiary may satisfy the loan by paying the outstanding balance in full within 90 days from the date of death by certified check, pursuant to this Section 8.6. Otherwise, any such outstanding loan shall be deducted from the portion of the Participant’s vested Accounts (based on the repayment hierarchy) before any benefit which is or becomes payable to the Participant or his Beneficiary is distributed. In the case of a benefit which becomes payable to the Participant or his Beneficiary pursuant to Article 7 (or would be payable to the Participant or Beneficiary but for such individual’s election to defer the receipt of benefits), the deduction described in the preceding sentence shall occur on the earliest date following such default on which the Participant or Beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Participant or Beneficiary on such date. In the case of a benefit which becomes payable under any other provision, the deduction shall occur on the date such benefit is paid. The Committee shall also be entitled to take any and all other actions necessary and appropriate to enforce collection of the outstanding balance of the loan. Failure of the Committee to strictly enforce Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

(o)The outstanding loan balance or balances of a Jackson Participant under Section 7.13 under the Jackson 401(k) Plan shall be transferred to, and repayment made to, this Plan effective as of January 1, 2010, and shall be subject to the terms of this Plan to the extent not inconsistent with the terms of the outstanding loan; provided, however, that a Jackson Participant whose loan is transferred to this Plan with past due loan payments shall have an extended grace period, as determined by the Committee, in which to avoid default under this Section 8.6, provided the total grace period under this Plan and the Jackson 401(k) Plan does not exceed the time period as provided under the final Treasury Regulations issued under Code section 72(p). Such outstanding loan balance shall be taken into account for all purposes under this Section 8.6.

Notwithstanding Section 8.6(a), Jackson Participants whose loans were transferred to the Plan from the Jackson 401(k) Plan and who at the time of such transfer had two (2) loans outstanding, may continue to have two (2) outstanding loans until such time as one of such loans is repaid, whereupon such Jackson Participant shall not have more than one (1) loan outstanding at any time under this Plan and all other tax qualified plans maintained by Employer.

(p)The Plan Administrator may adopt such other policies or procedures as necessary to administer Participant loans.

8.7Federal Emergency Management Agency (“FEMA”) Major Disaster Relief. Effective as of the date specified for relief by FEMA and in accordance with Code section 7508A (and related IRS Announcements), Participants impacted by the storms and flooding related to Hurricane Harvey, Hurricane Irma, and Hurricane Florence, or such other Major Disaster Declaration for which such relief is provided by the Internal Revenue Service and communicated to eligible Participants (“Approved Disasters”) shall be eligible to request a loan or hardship withdrawal for a need arising from such Approved Disaster under the Plan. Participants eligible for this relief include:

(a)Employees whose principal residence on the date specified by FEMA, or whose lineal ascendant or descendant, dependent, or spouse had a principal residence on the date specified by FEMA, which was located in one of the counties identified for individual assistance by FEMA because of the devastation caused by such Approved Disaster; and

(b)Employees whose place of employment on the date specified by FEMA, or whose lineal ascendant or descendant, dependent, or spouse had a place of employment on the date specified by FEMA, which was located in one of the counties identified for individual assistance by FEMA because of the devastation caused by such Approved Disaster.

Loans and hardship withdrawals made under this provision must be made on or after such date specified by the Internal Revenue Service and communicated to eligible Participants. The amount available for a hardship distribution is limited to the maximum amount and from the sources otherwise permitted to be available for a hardship distribution under the Plan. Hardship withdrawals made in accordance with this Section 8.7 shall not be subject to any suspension of contribution provisions set forth under Section 8.2(b). The Participant may request a loan notwithstanding any other limitation on the number of loans which may be taken from the Plan; however, any loan shall otherwise be subject to the terms for requesting a loan under the Plan.

ARTICLE IX

BENEFITS ADMINISTRATION COMMITTEE

9.1Membership. The Committee shall consist of at least three persons who shall be officers or directors of the Corporation or Eligible Employees. Members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Chief Human Resources Officer of the Corporation. The Chief Human Resources Officer shall appoint one of the members of the Committee to serve as chairman. If the Chief Human Resources Officer does not appoint a chairman, the Committee, in its discretion, may elect one of its members as chairman. The Committee shall not receive compensation for its services. Committee expenses shall be paid by the Corporation.

9.2Powers. The Committee shall have all such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the power to construe or interpret the Plan, to determine all questions of eligibility hereunder, to determine the method of payment of any Accounts hereunder, to adopt rules relating to the giving of Timely Notice, and to perform such other duties as may from time to time be delegated to it by the Chief Human Resources Officer of the Corporation. The Committee may prescribe such forms and systems and adopt such rules and actuarial methods and tables as it deems advisable. It may employ such agents, attorneys, accountants, actuaries, medical advisors, or clerical assistants (none of whom need be members of the Committee) as it deems necessary for the effective exercise of its duties, and may delegate to such agents any power and duties, as it may deem necessary and appropriate.

9.3Procedures. A majority of the Committee members shall constitute a quorum. The Committee may take any action upon a majority vote at any meeting at which a quorum is present, and may take any action without a meeting upon the unanimous written consent of all members. All action by the Committee shall be evidenced by a certificate signed by the chairman or by the secretary to the Committee. The Committee shall appoint a secretary to the Committee who need not be a member of the Committee, and all acts and determinations of the Committee shall be recorded by the secretary, or under his supervision. All such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

9.4Rules and Decisions. All rules and decisions of the Committee shall be uniformly and consistently applied to all Eligible Employees and Participants under this Plan in similar circumstances and shall be conclusive and binding upon all persons affected by them. The Committee shall have absolute discretion in carrying out its duties under the Plan.

9.5Authorization of Payments. Subject to the provisions hereof, it shall be the duty of the Committee to furnish the Trustee with all facts and directions necessary or pertinent to the proper disbursement of the Trust funds.

9.6Books and Records. The records of the Employer shall be conclusive evidence as to all information contained therein with respect to the basis for participation in the Plan and for the calculation of Contributions, Profit Sharing Contribution, Retirement Contributions, Company Match Safe Harbor Contributions and Company Matching Contributions.

9.7Perpetuation of the Committee. In the event that the Corporation shall for any reason cease to exist, then, unless the Plan is adopted and continued by a successor, the members of the Committee at that time shall remain in office until the final termination of the Trust, and any vacancies in the membership of the Committee caused by death, resignation, disability or other cause, shall be filled by the remaining member or members of the Committee.

9.8Claim Procedure. The Committee shall establish a procedure for handling all claims by all persons. In the event any claim is denied, the Committee shall provide a written explanation to the person stating the reasons for denial.

9.9Allocation or Reallocation of Fiduciary Responsibilities. The Named Fiduciary may allocate powers and responsibilities not specifically allocated by the Plan, or reallocate powers and responsibilities specifically allocated by the Plan, to designated persons, partnerships or corporations other than the Committee, and the members of the Committee may allocate their responsibilities under the Plan among themselves. Any such allocation, reallocation, or designation shall be in writing and shall be filed with and retained by the secretary of the Committee with the records of the Committee. Notwithstanding the foregoing, no reallocation of the responsibilities provided in the Trust to manage or control the Trust assets shall be made other than by an amendment to the Trust.

9.10Plan Administrator. The Committee shall be the Plan Administrator as described in ERISA.

9.11Service of Process. The Corporation shall be the designated recipient of service of process with respect to legal actions regarding the Plan.

ARTICLE X

AMENDMENT AND TERMINATION

10.1Amendment and Termination. While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust, and may at any time order the temporary suspension or complete discontinuance of Profit Sharing Contributions or Company Match Safe Harbor Contributions or may terminate the Plan, provided, however, that

(i)no such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries;

(ii)no such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan; and

(iii)in the event of termination of the Plan or complete discontinuance of Profit Sharing Contributions or Company Match Safe Harbor Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.

Any action permitted to be taken by the Board under the foregoing provision regarding the modification, alteration or amendment of the Plan or the Trust may be taken by the Chief Human Resources Officer of the Corporation, using its prescribed procedures, if such action

(1)is required by law,

(2)is required by collective bargaining, or

(3)is estimated not to increase the annual cost of the Plan by more than $5,000,000, or

(4)is estimated not to increase the annual cost of the Plan by more than $25,000,000, provided such action is approved and duly executed by the Chief Executive Officer of the Corporation.

Any action taken by the Board or Chief Human Resources Officer shall be made by or pursuant to a resolution duly adopted by the Board or Chief Human Resources Officer and shall be evidenced by such resolution or by a written instrument executed by such persons as the Board or Chief Human Resources Officer shall authorize for such purpose.

The Chief Human Resources Officer shall report to the Chief Executive Officer of the Corporation before January 31 of each year all action taken by it hereunder during the preceding calendar year.

However, nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with any law relating to the establishment or maintenance of the Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment is made retroactively or adversely affects the rights or interests of a Participant under the Plan.

Except as permitted by Treasury Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits,” the result of which is a further restriction on such benefit, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment.  “Section 411(d)(6) protected benefits” are benefits described in Section 411(d)(6)(A) of the Code, which are early retirement benefits and retirement-type subsidies, and optional forms of benefit.
10.2Ambiguous Plan Provisions. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Plan shall be amended retroactively to cure any such ambiguity. This section may not be invoked by any person or the Company to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Committee.

ARTICLE XI

MISCELLANEOUS

11.1Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, or as a right of any Participant to be continued in the employment of his Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

11.2Rights to Trust Assets. No Participant or any other person shall have any right to, or interest in, any part of the Trust assets upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust. All payments as provided for in this Plan shall be made solely out of the assets of the Trust and neither the Employer, the Trustee, nor any member of the Committee or the Named Fiduciary shall be liable therefor in any manner.

The Employer shall have no beneficial interest of any nature whatsoever in any Employer Contributions after the same have been received by the Trustee, or in the assets, income or profits of the Trust, or any part thereof, except to the extent that forfeitures as provided in the Plan shall be applied to reduce the Employer Contributions.

11.3Disclaimer of Liability. Neither the Trustee, the Employer, nor any member of the Committee or the Named Fiduciary shall be held or deemed in any manner to guarantee the funds of the Trust against loss or depreciation.

11.4Non-Recommendation of Investment. The availability of any security hereunder shall not be construed as a recommendation to invest in such security. The decision as to the choice of investment of Contributions or Profit Sharing Contributions must be made solely by each Participant, and no officer or employee of the Corporation or the Trustee is authorized to make any recommendation to any Participant concerning the allocation of Contributions hereunder.

11.5Indemnification of Committee. The Employer shall indemnify the Committee and the Named Fiduciary and each member thereof and hold them harmless from the consequences of their acts or conduct in their official capacity, including payment for all reasonable legal expenses and court costs, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith.

11.6Selection of Investments. The Trustee shall have the sole discretion to select investments for the various funds provided for herein even though the same may not be legal investments for trustees under the laws applicable thereto.

11.7Non-Alienation. Except as otherwise provided herein, no right or interest of any Participant or Beneficiary in the Plan and the Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.

11.8Facility of Payment. If the Committee has notice that a Participant entitled to a distribution hereunder, or his Beneficiary, is incapable of caring for his own affairs, because of illness or otherwise, the Committee may direct that any distribution from such Participant's Account may be made, in such shares as the Committee shall determine, and to such other person or persons as the Committee may determine, until such date as the Committee shall determine that such incapacity no longer exists. The Committee shall be under no obligation to see to the proper application of the distributions so made to such person or persons, and any such distribution shall be a complete discharge of any liability under the Plan to such Participant, or his Beneficiary, to the extent of such distribution.

11.9Allocation in the Event of Advance Contributions. In the event that the Employer's tax deduction with respect to amounts contributed to the Plan pursuant to Articles III and IV for the months in the final quarter of a Plan Year results in such amounts being deemed advanced contributions of the Employer with respect to the taxable year of the Employer ending within such Plan Year, such amounts shall be considered allocated pursuant to Articles III and IV, as applicable, as of the last day of such taxable year.

11.10Action by a Committee of the Board. Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Compensation Committee of the Board or any other duly authorized committee of the Board designated under the By-Laws of the Corporation.

11.11Qualified Domestic Relations Orders. Anything in this Plan to the contrary notwithstanding:

(a)Alternate Payee's Accounts. An alternate payee under a domestic relations order determined by the Plan Administrator to be a qualified domestic relations order (as defined in Code section 414(p)) shall have established and maintained for him separate Accounts similar to the Accounts of the Participant specified in the qualified domestic relations order. The alternate payee's Accounts shall be credited with his interest in such Participant's Accounts, as determined under the qualified domestic relations order. Notwithstanding the foregoing, if the amount allocated to the alternate payee exceeds the amount available in the Participant's Core Investment Fund Accounts, the remainder shall be transferred from the Self-Directed Brokerage Account into one or more of the Core Investment Funds prior to the date the funds are transferred to the alternate payee's separate Accounts on a last-in, first-out basis. Subsection 6.2(c) and Sections 6.3, 6.4, and 6.5 shall apply to the alternate payee's Accounts as if the alternate payee were a Participant.

(b)Investment of Alternate Payee's Accounts. An alternate payee may on Timely Notice elect to reallocate or transfer all or any percentage portion of any of his Employee Accounts or Employer Accounts or both, consistent with subsection 6.1(a). An alternate payee's interest arising from this reallocation shall be invested in the Investment Funds in accordance with the Alternate Payee's directions. For purposes of subsection 6.1(b), any such reallocation shall be treated as a reallocation in accordance with subsection 6.1(a).

(c)Alternate Payee's Beneficiary. The Alternate Payee may designate on Timely Notice a beneficiary. If no such person is validly designated or if the designated person predeceases the alternate payee, the beneficiary of the Alternate Payee shall be his estate. The beneficiary of the Alternate Payee shall be accorded under the Plan all the rights and privileges of the Beneficiary of a Participant in the same manner as provided in Section 7.5 (except that no spousal consent shall be required). If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee’s estate.

(d)Distribution to Alternate Payee. An Alternate Payee shall be entitled to receive a distribution from the Plan in accordance with the Qualified Domestic Relations order relating to the Alternate Payee. Such distribution may be made only in a method provided in Section 7.5 and shall include only such amounts as have become vested.

(e)Vesting of Alternate Payee's Accounts. In the event that the Qualified Domestic Relations Order provides for all or part of the non-vested portion of the Participant's Employer Accounts to be credited to the Accounts of the Alternate Payee, such amounts shall vest and/or be forfeited at the same time and in the same manner as the Accounts of the Participant specified in the Qualified Domestic Relations Order; provided, however, that no forfeiture shall result to the Accounts of the Alternate Payee due to any distribution to or withdrawal by the Participant from his Accounts or any distribution to or withdrawal by the Alternate Payee from the vested portion of the Accounts of the Alternate Payee.

(f)Processing Fee. In the event a Qualified Domestic Relations Order is submitted to the Plan Administrator for review and processing, a processing fee will be charged to the Participant and/or the alternate payee in accordance with the rules and procedures adopted by the Plan Administrator per initial Qualified Domestic Relations Order for the Plan.

(g)Tribal Court-Issued Domestic Relations Orders. The Plan must recognize a tribal court-issued domestic relations order that otherwise meets the requirements of a Qualified Domestic Relations Order assigning a Participant’s Benefit to the Alternate Payee as a Qualified Domestic Relations Order, when received after December 31, 2022.

11.12Compensation Limit. In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan for a Plan Year shall not exceed the limit prescribed by Section 401(a)(17) of the Code.

11.13Recovery of Overpayments.  If it is determined that any amount paid to an individual under this Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given and such individual shall promptly repay the amount of the overpayment to the Plan.  If such individual fails to repay the overpayment promptly, the Committee may, in its sole discretion, recover the amount of such overpayment from any monies then payable, or which may become payable to or on behalf of the individual, under this Plan.  If insufficient payments are available for such recovery, the Employer, on behalf of the Plan, may, in its sole discretion, arrange to recover the amount of such overpayment from any monies in the form of wages or other benefits under other plans of the Employer which are then payable, or which may become payable, to such individual as permitted by law. Notwithstanding the foregoing, the Plan in all cases reserves the right to pursue collection of any remaining overpayments if the above recovery efforts under this paragraph have failed.

ARTICLE XII

LIMITATIONS ON BENEFITS

12.1Limitation on Annual Additions.
(a)The annual addition with respect to any Participant for a Plan Year shall not exceed the lesser of: (i) $49,000 (or such larger amount determined by the Secretary of the Treasury for purposes of Code section 415(c)(1)(A) pursuant to Code section 415(d)) or (ii) 100% of the Participant’s Compensation for such Plan Year.
For purposes of this Section 12.1, all defined contribution plans of the Employer, whether or not terminated, shall be treated as one defined contribution plan. In addition, all employers who are members of the same controlled group of corporations (within the meaning of Code sections 414(b) and (c), as modified by section 415(h) of the Code) as the Corporation shall be treated as a single employer for purposes of this Section 12.1.
(b)For purposes of this Section 12.1, annual addition means the sum of the following amounts allocable to a Participant’s Account for a Plan Year:
(1)contributions made by the Employer,
(2)contributions made by a Participant,
(3)reallocated forfeitures, if any, and
(4)any other amounts that are considered “annual additions” under Section 415(c)(2) of the Code.

In no event shall annual additions include rollover contributions made by a Participant in accordance with Section 3.3(d).

(c)In any case where a Participant is, or has been, included in another retirement plan of an Employer, the limitation set forth herein shall be reduced to the extent required under Section 415 of the Code if the reduction is not accomplished under such other retirement plan.
(d)If the annual additions for a Participant exceed the limits set forth in this Section 12.1 as a result of: (i) the allocation of forfeitures, (ii) a reasonable error in estimating a Participant’s Compensation, (iii) a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or (iv) other facts and circumstances which the Commissioner of the Service finds justifiable, the Committee shall correct such excess annual additions as permitted under Revenue Procedure 2008-50 or its successor to return to the Participant any After-Tax Contributions (including any earnings thereon to the extent permitted by law), Roth 401(k) Contributions (including any earnings thereon to the extent permitted by law), and Before-Tax Contributions (including any earnings thereon to the extent permitted by law), (unmatched Contributions will be refunded first) for the Plan Year to the extent such return would reduce the excess amount in the Participant’s Account. Any remaining excess attributable to Company Match Safe Harbor Contributions and, if necessary, Profit Sharing Contributions shall be held in a suspense account and used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for such Participant. If such Participant is not covered under the Plan as of the end of any such Plan Year, the excess amount shall be held in a suspense account and used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years as necessary) for all remaining Participants.

(e)Notwithstanding any provision to the contrary, the correction of any excess annual additions described in this Section 12.1 shall be interpreted and administered in compliance with Section 415 of the Code and the Treasury Regulations thereunder.

ARTICLE XIII

MERGER

No merger or consolidation with or transfer of any assets or liabilities to any other plan shall be made unless, upon completion thereof, the value of each Participant's Account shall immediately after said merger, consolidation, or transfer be equal to or greater than the value of the Participant's Account immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XIV

TOP-HEAVY REQUIREMENTS

14.1Top-Heavy Requirements. Notwithstanding any other provisions of this Plan, the following rules shall apply for any Plan Year if as of the last day of the preceding Plan Year, based on valuations as of such date, the sum of the present value of accrued benefits and Accounts of "key employees" exceeds 60% of a similar sum for all employees under each plan of the Employer or any Affiliated Employer in which a "key employee" participates and each other plan of the Employer or any Affiliated Employer which enables any such plan to meet the requirements of Code section 401(a)(4) or 410. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." A Plan Year during which such rules apply shall be known as a "Top-Heavy Plan Year."

Except to the extent provided in regulations, any rollover contribution (or similar transfer) initiated by the Employee and made after December 31, 1983, to the Plan shall not be taken into account with respect to the Plan for purposes of determining whether the Plan is a top-heavy plan (or whether any aggregation group which includes such plan is a top-heavy group).

Key Employee means any Employee or former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:

An officer of the Employer having Compensation from the Employer and any Affiliated Employer greater than $160,000 (as adjusted under Section 416(i)(1) of the Code);

An individual who is a Five Percent Owner of the Employer within the meaning of Code section 416(i)(l)(B)(i); or

An individual who is a One Percent Owner of the Employer within the meaning of Code section 416(i)(l)(B)(ii), and whose annual Compensation exceeds $160,000.

Notwithstanding the foregoing, Key Employee shall have the meaning set forth in Code section 416(i) and the Treasury Regulations thereunder, which are incorporated herein by reference.

For purposes of determining whether an Employee or former Employee is an officer under this Section, an officer of the Employer shall have the meaning set forth in the regulations under Code section 416(i).

For purposes of this Section, Compensation means Compensation determined for the definition of a Highly Compensated Employee.

For purposes of determining ownership hereunder, employers that would otherwise be aggregated as Affiliated Employers shall be treated as separate employers.

(a)Vesting. A Participant who is credited with an Hour of Service during the Top-Heavy Plan Year, or in any Plan Year after the Top-Heavy Plan Year, and who has completed at least two years of Service shall have a nonforfeitable right to 100% of his Employer Accounts and no such amount may become forfeitable if the Plan later ceases to be Top-Heavy nor may such amount be forfeited under the provisions of Code sections 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions).

(b)Required Contributions. Each Employer shall contribute on behalf of each employee eligible to participate in the Plan, the lesser of:

(i)3% of such employee's compensation (within the meaning of Code section 415); or

(ii)the percentage of such employee's compensation (within the meaning of Code section 415) which is equal to the percentage at which contributions were made for that Plan Year on behalf of the "key employee" for whom such percentage is the greatest for such Plan Year, as prescribed by Code section 416(c)(2)(B) and regulations thereunder.

(c)Company Match Safe Harbor Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Company Match Safe Harbor Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Match Safe Harbor Contributions that are used to satisfy the minimum contribution requirements shall be treated as Company Match Safe Harbor Contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m). Any contribution made pursuant to this subsection 14.1(c) shall be allocated according to a Participant’s elections among the Investment Funds on behalf of the Employee for whom such contribution is made.

(d)Additional Limitations. The provisions of this Section 14.1 shall be interpreted in accordance with the provisions of Code section 416 and any regulations thereunder, which are hereby expressly incorporated by reference.

(e)Coordination. In the event a top heavy minimum contribution or benefit is required under this Plan or a defined benefit plan of an Employer that covers a Participant, the top heavy minimum contribution or benefit, as appropriate, shall be provided in this Plan. In the event a top heavy minimum contribution is required under this Plan or another defined contribution plan of an Employer that covers a Participant, the top heavy minimum contribution shall be provided in this Plan.

Notwithstanding the above, the Top-Heavy rules will not be applied to the Plan during the Plan Years when the Plan meets the automatic enrollment safe harbor requirements for employee deferrals and employer match.

APPENDIX A

LIST OF EMPLOYERS AND PARTICIPATING UNITS

List of Employers and Participating Units

Kimberly-Clark USA, LLC
All salaried employees of this Employer, including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another unit, Employer or classification.

Beech Island Mill
All hourly employees of this unit, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Berkeley Mill
All hourly employees of this unit, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Kimtech Plant
All hourly Machinist and Installer employees of this unit who are represented by Lodge No. 1855 of the International Association of Machinists and Aerospace Workers, AFL-CIO, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Marinette Mill
All hourly employees of this unit who are represented by the United Steelworkers of America International Union (USW), Local No. 86 including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Mobile Operations
All hourly employees of this unit who are represented by the United Steelworkers of America International Union (USW), Local Nos. 1421, 1575 and 1873, or the International Brotherhood of Electrical Workers, Local 2129, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Neenah Cold Spring Facility
All hourly employees of this unit (including Lakeview satellite employees) who are represented by United Steelworkers of America International Union (USW), affiliated with the AFL-CIO, Local Union No. 482, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

New Milford Mill
All hourly employees of this unit, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Kimberly-Clark Financial Services, Inc.
All salaried employees of this Employer, including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another Employer or classification.

Kimberly-Clark Global Sales, LLC
All salaried employees of this Employer, or its predecessor Kimberly-Clark Global Sales, Inc., including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another Employer or classification.

Kimberly-Clark International Services Corporation All salaried employees of this Employer except those who transfer to a less than 80% owned foreign subsidiary.
Kimberly-Clark Pennsylvania, LLC
All salaried employees of this Employer, but excluding employees on temporary assignment from another unit, Employer or classification.

All hourly employees of the Chester Mill who are represented by the United Steelworkers of America International Union (USW), Local No. 2-448, including those on temporary assignment in other classifications or at other units or Employers, but excluding employees on temporary assignment from another unit, Employer or classification.

Kimberly-Clark Services Inc.
All salaried employees of this Employer, including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another Employer or classification.

Kimberly-Clark Worldwide, Inc.
All salaried employees of this Employer, including those on temporary assignment at other Employers or in other classifications, but excluding employees on temporary assignment from another Employer or classification.